UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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PENN VIRGINIA CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PENN VIRGINIA CORPORATION

Three Radnor Corporate Center

Suite 300

100 Matsonford Road

Radnor, Pennsylvania 19087

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Penn Virginia Corporation (the “Company”) to be held at the Marriott Philadelphia West, 111 Crawford Avenue, West Conshohocken, Pennsylvania on Tuesday, May 8, 2007, at 10:00 a.m., prevailing time, to consider and act on the following matters:

1.	The election of eight directors, each to serve until the next Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified;

2.	The approval of the amendment and restatement of the Penn Virginia Corporation Second Amended and Restated 1999 Employee Stock Incentive Plan; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 13, 2007 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

A majority of the issued and outstanding shares of Common Stock of the Company must be represented at the meeting to constitute a quorum. Therefore, all shareholders are urged to attend the meeting or to be represented by proxy.

A copy of the Company’s Annual Report for the year ended December 31, 2006 is being mailed to shareholders together with this Notice.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope or vote your proxy using the Internet. If you later find that you will be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before the voting at the Annual Meeting.

By Order of the Board of Directors

Nancy M. Snyder Corporate Secretary

Radnor, Pennsylvania

April 9, 2007

PENN VIRGINIA CORPORATION

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held on May 8, 2007

GENERAL INFORMATION

This Proxy Statement and the accompanying proxy are being furnished to shareholders of Penn Virginia Corporation, which is referred to in this Proxy Statement as the “Company,” “we,” “us” or “our,” in connection with the solicitation by or on behalf of the Board of Directors of the Company, or the “Board,” of proxies to be voted at the Annual Meeting of Shareholders, or the “Annual Meeting,” to be held at 10:00 a.m., prevailing time, on May 8, 2007 and at any adjournment, postponement or continuation thereof. The Annual Meeting will be held at the Marriott Philadelphia West, 111 Crawford Avenue, West Conshohocken, Pennsylvania. This Proxy Statement and the accompanying proxy are first being mailed on or about April 9, 2007. Our principal executive offices are located at Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087.

Record Date and Voting Rights

Only shareholders of record at the close of business on March 13, 2007 will be entitled to vote at the Annual Meeting. On that date, there were outstanding 18,791,869 shares of our common stock, par value $0.01 per share, and there were 572 record holders of our common stock.

Holders of our common stock will vote as a single class at the Annual Meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee, or “Broker Shares,” that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting.

Directors are elected by a plurality of the votes cast by holders of our common stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast in the election of directors. Cumulative voting rights do not exist with respect to the election of directors.

Approval of the amendment and restatement of our Second Amended and Restated 1999 Employee Stock Incentive Plan requires the affirmative vote of at least a majority of the votes cast on the proposal at the Annual Meeting; provided that the total votes cast on the proposal represent more than 50% of the total outstanding shares of our common stock. Abstentions will be treated as votes cast, while broker non-votes will not be treated as votes cast, in determining whether the total votes cast on the proposal represent more than 50% of the total outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of a negative vote on the proposal unless holders of more than 50% of the total outstanding shares of our common stock cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

Voting of Proxy

All shareholders, regardless of whether they expect to attend the Annual Meeting in person, are requested to vote. Shareholders can vote by proxy via the Internet. Instructions for using this service are provided on the proxy card. Shareholders can also vote by marking their votes on the proxy card and dating, signing and promptly returning the proxy card in the accompanying envelope.

Below are instructions for the voting of shares, as well as information on shareholders’ rights as they relate to voting. Some of the instructions differ depending on how the common stock is held by the shareholder.

Shares held in “street name.”    Shareholders holding their shares in “street name” should vote their shares in the method directed by their broker or other nominee.

Shareholders attending the meeting and voting in person.    Voting instructions for shareholders planning to attend the Annual Meeting and vote in person are dependent upon the manner in which the shares are held by such shareholder:

1.	If the shares are registered in a shareholder’s name, the shareholder should check the appropriate box on the enclosed proxy card and bring evidence of stock ownership to the Annual Meeting. The proxy card and the evidence of the shareholder’s stock ownership will serve as the shareholder’s authorization to vote in person at the Annual Meeting.

2.	If the shares are registered in the name of a shareholder’s broker or other nominee, the shareholder should ask his or her broker to provide the shareholder with a broker’s proxy card in the shareholder’s name (which will allow the shareholder to vote his or her shares in person at the Annual Meeting). The shareholder must also provide evidence of the shareholder’s ownership as provided to the shareholder by the broker.

Our two officers designated as proxies to vote shares at the Annual Meeting will vote in accordance with the instructions on the returned proxy card or as indicated on the Internet. If no specific voting instructions are given with respect to the matters to be voted upon, the shares represented by each signed proxy will be voted FOR the election of each of the nominees to the Board and FOR approval of the amendment and restatement of our Second Amended and Restated 1999 Employee Stock Incentive Plan. We do not expect any matters other than these to be presented for action at the Annual Meeting.

Revocability of Proxy

If a shareholder’s shares are registered in such shareholder’s name, the shareholder may revoke his or her proxy at any time before it is exercised by following the appropriate instruction on the proxy card if the shareholder voted via the Internet. If the shareholder voted by returning a completed proxy card, he or she may revoke his or her proxy at any time before it is exercised by (i) filing with our Corporate Secretary a written revocation before the proxy is voted, (ii) submitting to us before the taking of the vote a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting the shares subject to such proxy by written ballot at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person whether or not a proxy was previously submitted. Attendance at the Annual Meeting will not, in and of itself, constitute the revocation of a proxy.

If a shareholder’s shares are held in “street name,” such shareholder must contact his or her broker to revoke the proxy.

Written notices to us must be addressed to Penn Virginia Corporation, Attention: Corporate Secretary, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087. No revocation by written notice shall be effective unless such notice has been received by our Corporate Secretary prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

Proxy Solicitation

The expenses of solicitation of proxies, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be paid by us. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Some of our officers and employees may solicit proxies personally or by telephone, mail or other method of communication and will not be additionally compensated therefor.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Eight directors have been nominated by the Board for election at the Annual Meeting, all of whom are current directors of the Company. The eight directors nominated by the Board for election at the 2007 Annual Meeting are: Edward B. Cloues, II, A. James Dearlove, Robert Garrett, Keith D. Horton, Steven W. Krablin, Marsha R. Perelman, Philippe van Marcke de Lummen and Gary K. Wright. The nominees, if elected, will serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Although all nominees currently intend to serve on the Board, if any nominee should decline or be unable to serve, the Board will, if practicable, designate a substitute nominee. We have no reason to believe that any nominee will decline or be unable to serve.

The Board of Directors Recommends Shareholders

Vote FOR the Election of the Eight Nominees

Information Regarding Nominees for Election as Directors

Set forth below is information regarding the age, positions and offices held with us, business experience during at least the past fifteen years and other directorships held by each nominee for director:

Age, Position with the Company, Business Experience During at Least the Past Fifteen Years and Other Directorships	Director of the Company Since

Edward B. Cloues, II, age 59

Chairman of the Board and Chief Executive Officer of K-Tron International, Inc., provider of material handling equipment and systems (January 1998 to present); Partner of Morgan, Lewis & Bockius LLP, law firm (October 1979 to January 1998); Non-executive Chairman of the Board of AMREP Corporation and a Director of Penn Virginia Resource GP, LLC, the general partner of Penn Virginia Resource Partners, L.P.

2001(2)(3)

A. James Dearlove, age 59

President and Chief Executive Officer of the Company (May 1996 to present); President and Chief Executive Officer of PVG GP, LLC, the general partner of Penn Virginia GP Holdings, L.P. (September 2006 to present); Chief Executive Officer of Penn Virginia Resource GP, LLC (July 2001 to present); President and Chief Operating Officer of the Company (1994 to May 1996); Senior Vice President of the Company (1992 to 1994); Vice President of the Company (1986 to 1992); Chairman of the Board of PVG GP, LLC; Chairman of the Board of Penn Virginia Resource GP, LLC; Director of the National Council of Coal Lessors.

1996

Robert Garrett, age 70

Non-executive Chairman of the Board of Directors of the Company (March 2000 to present); Founder and Managing Director of AdMedia Partners, Inc., investment banking firm serving media, advertising and marketing services businesses (2005 to present); President of AdMedia Partners, Inc. (1990 to 2005); President of Robert Garrett & Sons, Inc., private investing and financial advisory company (1986 to present); Director of PVG GP, LLC.

1997(1)(2)

Keith D. Horton, age 53

Executive Vice President of the Company (December 2000 to present); Co-President and Chief Operating Officer—Coal of Penn Virginia Resource GP, LLC (June 2006 to present); President and Chief Operating Officer of Penn Virginia Resource GP, LLC (July 2001 to June 2006); President of Penn Virginia Operating Co., LLC (September 2001 to present); Vice President—Eastern Operations of the Company (February 1999 to December 2000); Vice President of the Company (February 1996 to February 1999); President of Penn Virginia Coal Company (February 1996 to October 2001); Vice President of Penn Virginia Coal Company (March 1994 to February 1996); Vice President (January 1990 to December 1998) and Manager, Coal Operations (July 1982 to December 1989) of Penn Virginia Resources Corporation; Director of the Virginia Mining Association, the Powell River Project and the Eastern Coal Council.

2000

Steven W. Krablin, age 56

Private investor (2005 to present); Senior Vice President and Chief Financial Officer, National Oilwell, Inc., provider of drilling equipment and other goods and services to the oil and gas industry (1996 to 2005); Vice President and Chief Financial Officer, Enterra Corporation, provider of rental and fishing tools to the oil and gas industry (1986 to 1996); Senior Vice President and Chief Financial Officer, Regal International, Inc., supplier of elastomer products to the oil and gas industry (1982 to 1986); Director of Chart Industries, Inc.; Director of Hornbeck Offshore Services, Inc.

2004(1)(3)

Age, Position with the Company, Business Experience During at Least the Past Fifteen Years and Other Directorships	Director of the Company Since

Marsha R. Perelman, age 56

Founder and Chief Executive Officer of Woodforde Management, Inc., holding company (1993 to present); co-founder and President of Clearfield Ohio Holdings, Inc., gas gathering and distribution (1983 to 1990); co-founder and Vice President of Clearfield Energy, Inc., crude oil gathering and distribution (1983 to 1990); Director of Penn Virginia Resource GP, LLC.

1998(1)(3)

Philippe van Marcke de Lummen, age 63

Advisor to Cheniere Energy, Inc. (2005 to present); private consultant (2004 to present); Chairman, Tractebel LNG Trading S.A., global energy and services business (2002 to 2004); Chief Executive Officer, Tractebel LNG Ltd. (London) (2001 to 2002); Executive Vice President, President of Strategy Committee and Head of Mergers and Acquisitions, Tractebel North America, Inc. (1999 to 2001); Founder and Chief Executive Officer, Tractebel Energy Marketing, Inc. (1996 to 1999); President of American Tractebel Corporation (1990 to 1996); Vice President of American Tractebel Corporation (1984 to 1990); Director and Secretary of Universitas, Ltd. (1995 to present); Director of EXMAR N.V.

2006(1)

Gary K. Wright, age 62

Private consultant (2004 to present); President of LNB Energy Advisors (2003 to 2004), provider of bank credit facilities and strategic advice to small to mid-sized oil and gas producers; independent consultant to energy industry (2001 to 2003); North American Credit Deputy (1998 to 2001) and Managing Director and Senior Client Manager in the Southwest (1992 to 1998) for the Global Oil and Gas Group of Chase Manhattan Bank; Manager of the Chemical Bank Worldwide Energy Group (1990 to 1992); Manager of Corporate Banking (1987 to 1990) and Manager of the Energy Group (1982 to 1987) of Texas Commerce Bank.

2003(2)(3)

(1)	Member of the Nominating and Governance Committee
(2)	Member of the Compensation and Benefits Committee
(3)	Member of the Audit Committee

CORPORATE GOVERNANCE

Role of the Board

Our business is managed under the direction of the Board. The Board has adopted Corporate Governance Principles outlining its duties. A current copy of our Corporate Governance Principles is available at the “Governance” section of our website, http://www.pennvirginia.com, or in print upon request to Penn Virginia Corporation, Attention: Corporate Secretary, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087. The Board meets regularly to review significant developments affecting the Company and to act on matters requiring Board approval. The Board held 14 meetings in 2006. During 2006, each director attended at least 75% of the aggregate of all meetings of the Board and committees of the Board on which he or she served. Our informal policy is for all directors to attend shareholder meetings. All directors serving on the Board on May 2, 2006 attended our Annual Meeting of Shareholders held on that date.

Director Independence

The Nominating and Governance Committee of the Board has determined that Messrs. Cloues, Garrett, Krablin, van Marcke and Wright and Ms. Perelman are “independent directors,” as defined by New York Stock Exchange Listing Standards and Securities and Exchange Commission rules and regulations. We refer to those directors as “Independent Directors.” The Board has determined that none of the Independent Directors has any relationship with us other than as a director of us or our affiliates, PVG GP, LLC, or the “PVG General Partner,” and Penn Virginia Resource GP, LLC, or the “PVR General Partner.” The PVG General Partner is the general partner of Penn Virginia GP Holdings, L.P., or “PVG,” and the PVR General Partner is the general partner of Penn Virginia Resource Partners, L.P., or “PVR.” See “Transactions with Related Persons.” All references in this Proxy Statement to the “NYSE” refer to the New York Stock Exchange, and all references to the “SEC” refer to the Securities and Exchange Commission.

Executive Sessions and Meetings of Independent Directors; Communications with the Board

Our Independent Directors meet during regularly scheduled executive sessions without management as well as during meetings which are scheduled on an as needed basis. Robert Garrett, Chairman of the Board and an Independent Director, presides over executive sessions. Shareholders and other interested parties may communicate any concerns they have regarding us by contacting Mr. Garrett in writing c/o Corporate Secretary, Penn Virginia Corporation, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics as its “code of ethics” as defined in Item 406 of Regulation S-K, which applies to all of our directors, officers and employees, including our Chief Executive Officer, or our “CEO,” Chief Financial Officer, principal accounting officer or controller or persons performing similar functions. A current copy of our Code of Business Conduct and Ethics is available at the “Governance” section of our website, http://www.pennvirginia.com, or in print upon request to Penn Virginia Corporation, Attention: Corporate Secretary, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087, without charge.

Policies Regarding Transactions with Related Persons

Under our Corporate Governance Principles, all directors must recuse themselves from any decision affecting their personal, business or professional interests. In addition, as a general matter, our practice is that all transactions with related persons are approved by disinterested directors. For example, with respect to any proposed transaction between us or any of our subsidiaries and PVG or PVR or any of their subsidiaries, any director of ours who serves as a director or executive officer of the PVG General Partner or the PVR General Partner would not vote on such proposed transaction. Our General Counsel advises the Board as to which transactions involve related persons and which directors are prohibited from voting on a particular transaction. All of the related transactions described below in “Transactions with Related Persons” which were entered into since January 1, 2006 were approved in accordance with the foregoing policies.

Committees of the Board

The Board has a Nominating and Governance Committee, a Compensation and Benefits Committee and an Audit Committee. Each of the Board’s committees acts under a written charter, which was adopted and approved by the Board. Current copies of the committees’ charters are available at the “Governance” section of our website, http://www.pennvirginia.com, or in print upon request to Penn Virginia Corporation, Attention: Corporate Secretary, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087.

Nominating and Governance Committee.    Messrs. Garrett, Krablin and van Marcke and Ms. Perelman are the members of the Nominating and Governance Committee, and each such member is an Independent Director. The Nominating and Governance Committee (i) seeks, identifies and evaluates individuals who are qualified to become members of the Board, the board of directors of the PVG General Partner and the board of directors of the PVR General Partner, (ii) recommends to the Board candidates to fill vacancies on the Board and the board of directors of the PVG General Partner, as such vacancies occur, (iii) recommends to the board of directors of the PVG General Partner candidates to fill vacancies on the board of directors of the PVR General Partner, as such vacancies occur, and (iv) recommends to the Board the slate of nominees for election as directors by our shareholders at each Annual Meeting of Shareholders. The Committee will consider nominees recommended by shareholders. See “Miscellaneous—Shareholder Proposals” for a description of the procedures to be followed in making such a recommendation. The Committee recommends individuals as director nominees based on such individuals’ professional, business and industry experience, ability to contribute to some aspect of our, PVG’s or PVR’s businesses and willingness to commit the time and effort required of a director of ours, PVG’s or PVR’s. Director nominees must also possess good judgment, strength of character, a reputation for integrity and personal and professional ethics and an ability to think independently while contributing to a group process. The Committee also recommends to the Board the individual to serve as Chairman of the Board. Additionally, the Committee assists the Board in implementing our Corporate Governance Principles, confirms that the Compensation and Benefits Committee evaluates senior management, oversees Board self-evaluation through an annual review of Board and committee performance and assists the Independent Directors in establishing succession policies in the event of an emergency or retirement of our CEO. The Committee may obtain advice and assistance from outside director search firms as it deems necessary to carry out its duties. The Nominating and Governance Committee met two times in 2006.

Compensation and Benefits Committee.    Messrs. Cloues, Garrett and Wright are the members of the Compensation and Benefits Committee, and each such member is an Independent Director. The Compensation and Benefits Committee is responsible for determining the compensation of our executive officers. In 2006, 2005 and 2004, three of our executive officers, including our CEO, devoted a substantial amount of their professional time to PVR and two of our executive officers devoted substantially all of their professional time to PVR, so the Compensation and Benefits Committee worked with the PVR General Partner’s Compensation and Benefits Committee, or the “PVR Committee,” during those years to determine compensation for these executive officers. See “Executive Compensation—Compensation Discussion and Analysis—How Compensation Is Determined—Committee Process” for a discussion of how the Committee worked with the PVR Committee in determining compensation for our executive officers in 2006, 2005 and 2004. In 2007, three of our executive officers, including our CEO, also began devoting some amount of their professional time to PVG, which completed its initial public offering in December 2006. Consequently, the Committee will begin in 2007 to also work with the PVG General Partner’s Compensation and Benefits Committee, or the “PVG Committee,” to determine compensation for these executive officers.

The Committee reviews and discusses with management the information contained in this Proxy Statement under the heading “Compensation Discussion and Analysis” and recommends that such information be included herein. The Committee also periodically reviews and makes recommendations or decisions regarding our incentive compensation and equity-based plans, provides oversight with respect to our other employee benefit plans and reports its decisions and recommendations with respect to such plans to the Board. The Committee also reviews and makes recommendations to the Board regarding our director compensation policy. The Committee may obtain advice and assistance from outside compensation consultants and other advisors as it deems necessary to carry out its duties. The Compensation and Benefits Committee met four times in 2006.

Audit Committee.    Messrs. Cloues, Krablin and Wright and Ms. Perelman are the members of the Audit Committee, and each such member is an Independent Director. Mr. Krablin is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee is responsible for the appointment, compensation, evaluation and termination of our independent registered public accountants, and oversees the work, internal quality-control procedures and independence of the independent registered public accountants. The Committee discusses with management and the independent registered public accountants our annual audited and quarterly unaudited financial statements and recommends to the Board that our annual audited financial statements be included in our Annual Report on Form 10-K. The Committee also discusses with management earnings press releases and guidance provided to analysts. The Committee appoints, replaces, dismisses and, after consulting with management, establishes the compensation of our internal audit manager. The Committee also provides oversight with respect to business risk matters, compliance with ethics policies and our compliance with legal and regulatory requirements. The Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other matters and the confidential anonymous submission by employees of concerns regarding questionable accounting, auditing and other matters. The Committee may obtain advice and assistance from outside legal, accounting or other advisors as it deems necessary to carry out its duties. The Audit Committee met 10 times in 2006.

Compensation of Directors

The following table sets forth the aggregate compensation paid by us, the PVR General Partner and the PVG General Partner to our non-employee directors during 2006.

2006 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		All Other Compensation ($)		Total ($)
Joe N. Averett, Jr.	13,000	112,500	(2)	18,710	(3)	144,210
Edward B. Cloues, II	96,500	180,000	(4)	30,065	(5)	304,565	(6)
Robert Garrett	90,000	90,000	(7)	28,065	(3)	208,065	(8)
Steven W. Krablin	55,000	90,000	(9)	18,710	(3)	163,710
Merrill A. Miller, Jr.	29,000	82,500	(10)	18,710	(3)	130,210
Marsha R. Perelman	0	269,000	(11)	30,065	(5)	299,065	(6)
Philippe van Marcke de Lummen	33,000	90,000	(12)	18,710	(3)	141,710
Gary K. Wright	63,000	90,000	(13)	18,710	(3)	171,710

(1)	Represents the amounts of expense recognized by us in 2006 for financial statement reporting purposes with respect to the shares of common stock and deferred common stock units previously granted to our non-employee directors. These amounts were computed in accordance with Statement of Financial Accounting Standards No. 123(R), or “FAS 123R,” and are based on the NYSE closing price of our common stock on the dates of grant. See Note 18 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	As of December 31, 2006, Mr. Averett had 3,585 deferred common stock units outstanding.
(3)	Represents the values of PVG common units awarded to our directors on December 13, 2006. These values were based on the NYSE closing price of the PVG common units on the date of grant.
(4)	As of December 31, 2006, Mr. Cloues had 21,200 stock options and 3,258 deferred common stock units outstanding.
(5)	Includes $28,065 worth of PVG common units awarded on December 13, 2006 and $2,000 paid by us as a matching contribution under our Matching Gifts Program, which we sponsor for our directors and officers to encourage financial support of educational institutions and civic, cultural and medical or science organizations. Under the program, we will match gifts on a three-for-one basis for the first $100 given in a calendar year to an eligible charity and on a one-for-one basis for any additional contributions made to the same charity. The minimum gift which will be matched is $10. The total annual matching dollars to all charities is limited to $4,000 per director or officer. The program is available to officers for so long as they are officers of ours and to directors for their lifetimes. We may suspend, change, revoke or terminate the program at any time.
(6)	Mr. Cloues and Ms. Perelman also serve as directors of the PVR General Partner. The amounts shown in this table for Mr. Cloues and Ms. Perelman include the aggregate compensation they received from us and the PVR General Partner.
(7)	As of December 31, 2006, Mr. Garrett had 800 stock options and 3,258 deferred common stock units outstanding.
(8)	Mr. Garrett also serves as a director of the PVG General Partner. The amounts shown in this table for Mr. Garrett include the aggregate compensation he received from us and the PVG General Partner.
(9)	As of December 31, 2006, Mr. Krablin had 3,258 deferred common stock units outstanding.
(10)	Mr. Miller resigned from the Board in January 2007. As of December 31, 2006, Mr. Miller had 1,187 deferred common stock units outstanding.
(11)	As of December 31, 2006, Ms. Perelman had 400 stock options and 3,278 deferred common stock units outstanding and 215 shares held in her directors’ deferred compensation account.
(12)	As of December 31, 2006, Mr. van Marcke had 1,308 deferred common stock units outstanding.
(13)	As of December 31, 2006, Mr. Wright had 5,400 stock options and 3,258 deferred common stock units outstanding and 888 shares held in his directors’ deferred compensation account.

Each non-employee director, other than the Chairman of the Board, receives an annual retainer of $110,000, consisting of $20,000 of cash and $90,000 worth of deferred common stock units. The actual number of deferred common stock units awarded in any given year is based upon the NYSE closing price of our common stock on the dates on which such awards are granted. Each deferred common stock unit represents one share of our common stock, which vests immediately upon issuance and is available to the holder upon termination or retirement from the Board. The Chairman of the Audit Committee receives an annual cash retainer of $15,000, and each Audit Committee member receives an annual cash retainer of $10,000. The Chairmen of all other Committees receive annual cash retainers of $2,500. In addition to annual retainers, each non-employee director other than the Chairman of the Board receives $1,000 cash for each Board and Committee meeting he or she attends. Directors appointed during a year, or who cease to be directors during a year, receive a pro rata portion of cash and deferred common stock units. The Chairman of the Board receives monthly cash payments of $7,500 and an annual grant of $90,000 worth of deferred common stock units. He does not receive meeting fees from us. Directors, including the Chairman of the Board, may elect to receive any cash payments in our common stock or deferred common stock units, and may elect to defer the receipt of any cash or shares of common stock they receive under our Non-Employee Directors Deferred Compensation Plan.

The PVG General Partner and the PVR General Partner compensate their directors in the same manner as we compensate our directors. For a detailed discussion of the PVG General Partner’s 2006 director compensation, see PVG’s Annual Report on Form 10-K for the year ended December 31, 2006. For a detailed discussion of the PVR’s 2006 director compensation, see PVR’s Annual Report on Form 10-K for the year ended December 31, 2006.

Non-Employee Directors Deferred Compensation Plan

We have adopted the Penn Virginia Corporation Non-Employee Directors Deferred Compensation Plan. This plan permits our non-employee directors to defer the receipt of any or all cash and shares of our common stock they receive as compensation. All deferrals, and any distributions with respect to deferred shares of our common stock, are credited to a deferred compensation account, the cash portion of which is credited quarterly with interest calculated at the prime rate. Our non-employee directors are fully vested at all times in any cash or deferred shares of common stock credited to their deferred compensation accounts. Amounts held in a non-employee director’s deferred compensation account will be distributed to the director on the January 1st following the earlier to occur of the director reaching age 70 or the resignation or removal of the director from the Board. Upon the death of a non-employee director, all amounts held in the deferred compensation account of the non-employee director will be distributed to the director’s estate.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Unless otherwise indicated, the following table sets forth, as of March 13, 2007, the amount and percentage of our outstanding shares of common stock beneficially owned by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table under the heading “Executive Compensation—Summary Compensation Table” and (iv) all of our directors and executive officers as a group.

Name of Beneficial Owners	Shares Beneficially Owned (1)		Percent of Class (2)
5% Holders (3):
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,726,320	(4)	9.2%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,606,287		8.5%

Barclays Global Investors, N.A. 45 Freemont Street San Francisco, CA 94105	1,118,944		6.0%
Directors:
Joe N. Averett, Jr.	4,899	(5)	—
Edward B. Cloues, II	29,522	(6)	—
A. James Dearlove	146,546	(7)	—
Robert Garrett	12,142	(8)	—
Keith D. Horton	34,837	(9)	—
Steven W. Krablin	4,572	(10)	—
Marsha R. Perelman	54,649	(11)	—
Philippe van Marcke de Lummen	1,622	(12)	—
Gary K. Wright	9,860	(13)	—

Executive Officers:
Frank A. Pici	77,881	(14)	—
Nancy M. Snyder	71,250	(15)	—
H. Baird Whitehead	78,974	(16)	—
All directors and executive officers as a group (13 persons)	541,266	(17)	2.8%

(1)	Unless otherwise indicated, all shares are owned directly by the named holder and such holder has sole power to vote and dispose of such shares. Shares owned by directors and executive officers include all options that are exercisable by the named holder prior to May 12, 2007.
(2)	Based on 18,791,869 shares of our common stock issued and outstanding on March 13, 2007. Unless otherwise indicated, beneficial ownership is less than 1% of our common stock.
(3)	All such information is based on information furnished to us by the respective shareholders or contained in filings submitted to the SEC, such as Schedules 13D and 13G.
(4)	These shares are owned by various individual and institutional investors to which T. Rowe Price Associates, Inc., or “Price Associates,” serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, or the “Exchange Act,” Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.
(5)	Includes 3,899 deferred common stock units. See “Corporate Governance—Compensation of Directors” for a description of a “deferred common stock unit.”

(6)	Includes options to purchase 21,200 shares; and 3,572 deferred common stock units.
(7)	Includes options to purchase 75,073 shares; 4,565 shares of restricted stock; and 40,703 shares held in Mr. Dearlove’s deferred compensation account.
(8)	Includes options to purchase 800 shares; 7,362 shares held in Mr. Garrett’s Keogh account; and 3,572 deferred common stock units.
(9)	Includes options to purchase 11,500 shares; and 22,937 shares held in Mr. Horton’s deferred compensation account.
(10)	Includes 3,572 deferred common stock units.
(11)	Includes options to purchase 400 shares; 215 shares held in Ms. Perelman’s directors’ deferred compensation account; and 3,592 deferred common stock units.
(12)	Reflects 1,622 deferred common stock units.
(13)	Includes options to purchase 5,400 shares; 888 shares held in Mr. Wright’s directors’ deferred compensation account; and 3,572 deferred common stock units.
(14)	Includes options to purchase 72,665 shares; 2,310 shares of restricted stock; and 1,955 shares held in Mr. Pici’s deferred compensation account.
(15)	Includes options to purchase 55,372 shares; 115 shares held by Ms. Snyder as custodian for a minor child; and 14,863 shares held in Ms. Snyder’s deferred compensation account.
(16)	Includes options to purchase 60,702 shares; 7,972 shares of restricted stock; and 4,513 shares held in Mr. Whitehead’s deferred compensation account.
(17)	Includes options to purchase 316,112 shares; 14,847 shares of restricted stock; 1,103 shares held in directors’ deferred compensation accounts; 23,401 deferred common stock units; 115 shares held by Ms. Snyder as custodian for a minor child; and 86,483 shares held in the deferred compensation accounts of executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and beneficial owners of more than ten percent of our common stock to file, by a specified date, reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of such reports to us. We believe that all such filings were made on a timely basis in 2006 with the exception of one Form 4, which was inadvertently filed one day late by us on behalf of Frank A. Pici reporting the award of options to purchase 11,392 shares, and one Form 4, which was inadvertently filed 17 days late by us on behalf of H. Baird Whitehead reporting the sale of 836 shares held in his account under our 401(k) Plan.

EXECUTIVE COMPENSATION

Executive Officers

Set forth below is information regarding the age, positions and offices held with us and the business experience of each of our executive officers.

Age, Position with the Company and Business Experience	Officer of the Company Since
A. James Dearlove (see page 4)	1977

Frank A. Pici, age 51

Mr. Pici has served as our Executive Vice President and Chief Financial Officer since September 2001. Mr. Pici has also served as Vice President and Chief Financial Officer and as a director of PVG GP, LLC since September 2006 and as Vice President and Chief Financial Officer and as a director of Penn Virginia Resource GP, LLC since September 2001 and October 2002. From 1996 to 2001, Mr. Pici served as Vice President—Finance and Chief Financial Officer of Mariner Energy, Inc. or “Mariner,” a Houston, Texas-based oil and gas exploration and production company, where he managed all financial aspects of Mariner, including accounting, tax, finance, banking, investor relations, planning and budgeting and information technology. From 1994 to 1996, Mr. Pici served as Corporate Controller of Cabot Oil & Gas Corporation or “Cabot,” an oil and gas exploration and production company.

2001
Keith D. Horton (see page 4)	1981

Ronald K. Page, age 56

Mr. Page has served as our Vice President since May 2005 and as our Vice President, Corporate Development from July 2003 to May 2005. Mr. Page has also served as Co-President and Chief Operating Officer—Midstream of Penn Virginia Resource GP, LLC since May 2006 and as Vice President, Corporate Development of Penn Virginia Resource GP, LLC from July 2003 to May 2006. Mr. Page has also served as President of PVR Midstream LLC since January 2005. From January 1998 to May 2003, Mr. Page served in various positions with El Paso Field Services Company, including Vice President of Commercial Operations—Texas Pipelines and Processing from 2001 to 2003, Vice President of Business Development from 2000 to 2001 and Director of Business Development from 1999 to 2000.

2003
Nancy M. Snyder, age 54 Ms. Snyder has served as our Executive Vice President since May 2006, as our Senior Vice President from February 2003 to May 2006, as our Vice President from December 2000 to February 2003 and as our General Counsel and Corporate Secretary since 1997. Ms. Snyder has also served as Vice President and General Counsel and as a director of PVG GP, LLC since September 2006 and as Vice President and General Counsel and as a director of Penn Virginia Resource GP, LLC since July 2001.	1997

H. Baird Whitehead, age 56

Mr. Whitehead has served as our Executive Vice President since January 2001 and as President of Penn Virginia Oil & Gas Corporation since January 2001. Prior to joining the Company, Mr. Whitehead served in various positions with Cabot. From 1998 to 2001, Mr. Whitehead served as Senior Vice President during which time he oversaw Cabot’s drilling, production and exploration activity in the Appalachian, Rocky Mountain, Mid-Continent and Texas and Louisiana Gulf Coast areas. From 1992 to 1998, Mr. Whitehead served as Vice President and Regional Manager of Cabot’s Appalachian business. From 1989 to 1992, Mr. Whitehead served as Vice President and Regional Manager of Cabot’s Anadarko business unit.

2001

Compensation Discussion and Analysis

Under the rules established by the SEC, we are required to provide a discussion and analysis of information necessary to an understanding of our compensation policies and decisions regarding our Chief Executive Officer, Chief Financial Officer and the other executive officers named in the Summary Compensation Table included in this Proxy Statement. The required disclosure includes the use of specified tables and a report of the Compensation and Benefits Committee. Unless otherwise indicated, all references in this Proxy Statement to the “Named Executive Officers” refer to the executive officers named in the Summary Compensation Table, and all references to “our Committee” or the “Committee” refer to our Compensation and Benefits Committee.

Objectives of the Compensation Program

Our compensation program is based on the following objectives:

•	Executive compensation should be industry competitive so that we can attract, retain and motivate talented executives with appropriate experience and skill sets.

•

Executives should be accountable for our and PVR’s performance as well as their own individual performance, so compensation should be tied to both corporate or partnership financial measures and individual performance measures.

•

Executive compensation should balance and align the short-term and long-term interests of our executives with those of our shareholders, so executive compensation packages should include a mix of cash and equity-based compensation.

Compensation Structure

A. James Dearlove, President and Chief Executive Officer, Frank A. Pici, Executive Vice President and Chief Financial Officer, and Nancy M. Snyder, Executive Vice President, General Counsel and Corporate Secretary, who are referred to in this Proxy Statement as the “Shared Executives,” rendered services to both us and PVR during 2006. PVR is a publicly traded limited partnership engaged in the coal land management and natural gas midstream businesses whose common units are traded on the NYSE. Indirectly through our ownership interest in PVG, we control the PVR General Partner and own a substantial limited partner interest in PVR. For a discussion of our ownership interests in PVG and PVR, see “Transactions with Related Persons.” We are responsible for paying only that portion of the Shared Executives’ compensation related to the services they perform for us. PVR is responsible for paying that portion of the Shared Executives’ compensation related to the services they perform for PVR. The specific portions of salary and bonus paid by us, on the one hand, and the PVR General Partner, on the other hand, depend on the portion of professional time devoted by each Named Executive Officer to us and PVR. The Shared Executives are required to document the amount of professional time they spend rendering services to us and PVR. See “How Compensation Is Determined—Committee Process” for a discussion of our Committee’s and the PVR Committee’s review of such allocations. One of our Named Executive Officers, H. Baird Whitehead, Executive Vice President, renders his services solely to us so we pay 100% of his compensation. One of our Named Executive Officers, Keith D. Horton, Co-President and Chief Operating Officer—Coal of the PVR General Partner, renders his services solely to PVR so PVR pays 100% of his compensation. The Summary Compensation Table set forth on page 23 includes not only the amounts of compensation we paid to our Named Executive Officers for services rendered to us, but also the amounts of compensation paid to the Shared Executives and Mr. Horton for services rendered to PVR.

In December 2006, PVG, our majority-owned subsidiary, completed its initial public offering, or the “PVG IPO.” Beginning in 2007, the Shared Executives will devote some amount of their professional time to PVG, and the PVG General Partner will be responsible for paying that portion of the Shared Executives’ compensation related to the services they perform for PVG.

Elements of Compensation

We pay our Named Executive Officers a base salary and give them an opportunity to earn an annual cash bonus and an annual long-term compensation award. In determining these three elements of compensation, our Committee takes into account certain peer group information obtained by our Committee, the PVR Committee and each such committee’s independent consultants, typically focusing on approximately the 50th percentile of the peer benchmarks described below under “How Compensation is Determined—Peer Benchmarks,” but also applying its independent judgment to these matters and considering such other factors as it deems relevant. The three elements of compensation are:

•	Base Salary—We pay each of our Named Executive Officers a base salary which our Committee has determined reflects his or her capabilities and is industry competitive.

•

Annual Cash Bonus—We give each of our Named Executive Officers the opportunity to earn an annual cash bonus. Our Committee, with the assistance of the PVR Committee, generally targets annual cash bonuses at an amount equal to 60% of base salary for our Named Executive Officers other than our CEO and 75% of base salary for our CEO, which our Committee believes is industry competitive. Our Committee and the PVR Committee recognize that annual cash bonuses could be higher or lower than the targeted amounts depending on actual Company, PVR or individual performance. Therefore, the actual amount of annual cash bonus, if any, awarded to each Named Executive Officer depends primarily on whether the performance criteria by which such officer is measured were met or exceeded. The performance criteria by which each Named Executive Officer is measured and other factors affecting the compensation of our Named Executive Officers are described below under the headings “Peer Benchmarks” and “Company, Partnership and Individual Performance Criteria.” In addition to the performance criteria, our Committee may consider any other factors it deems appropriate when awarding annual cash bonuses to our Named Executive Officers.

•

Long-Term Compensation Awards—We give each of our Named Executive Officers the opportunity to earn an annual long-term compensation award. Our Committee, with the assistance of the PVR Committee, generally targets annual long-term compensation awards at an amount equal to 120% of base salary for our Named Executive Officers other than our CEO and 150% of base salary for our CEO, which our Committee believes would be industry competitive. As with cash bonus awards, our Committee and the PVR Committee recognize that these annual long-term compensation awards could be higher or lower than the targeted amounts depending on whether actual Company, PVR or individual performance meets or exceeds applicable criteria. In addition to performance criteria, our Committee may consider any other factors it deems appropriate when making long-term compensation awards to our Named Executive Officers. Long-term compensation awards are expressed in dollar values and we or the PVR General Partner pay those awards in the form of stock options, restricted stock or restricted units. The actual numbers of shares of restricted stock and restricted units awarded are based on the NYSE closing prices of our common stock and PVR’s common units on the dates of grant. The actual number of stock options awarded is based on a weighted-average value of all options granted to all classes of our employees on the date of grant using the Black-Scholes-Merton option-pricing formula. The Shared Executives’ long-term compensation awards are split between stock options or restricted stock of us, on the one hand, and restricted units of PVR, on the other hand. For each Shared Executive, the ratio of the split between Company-related long-term compensation and PVR-related long-term compensation is determined based on the amount of time such Shared Executive devotes to each of us and PVR. Executives who render services wholly or predominantly to us may receive only stock options or restricted stock, and executives who render services wholly or predominately to PVR may receive only restricted units. Executives who receive Company awards are given the opportunity to elect whether to receive those awards in stock options, restricted stock or a combination of both.

•

Stock Options—All stock options ever granted to our Named Executive Officers have a ten-year term. All stock options granted to our Named Executive Officers since 2004 vest over a three-year period, with one third becoming exercisable on each of the first, second and third anniversaries of the grant date unless (i) the option holder’s employment terminates for any reason other than cause, death, disability or retirement (as provided in (iv) below), in which event all unvested options are forfeited and all vested options immediately become exercisable and remain exercisable until the earlier of (A) 90 days after the date of such termination or (B) ten years after the grant date, (ii) we terminate the option holder’s employment for cause, in which event such options are forfeited, (iii) the option holder dies or becomes disabled, in which event such options immediately become exercisable and remain exercisable until the earlier of (A) one year after the date of death or disability or (B) ten years after the grant date, (iv) the option holder retires after ten years of employment with us or our affiliate and reaching age 62, in which event such options immediately become exercisable and remain exercisable until ten years after the grant date (or, if the option holder dies during this period, as provided in (ii) above), or (v) there occurs a change in control of us, in which event such options become immediately exercisable and remain exercisable for three years or until the end of their term, whichever is less. Stock options granted prior to 2004 had one-year vesting periods. In 2004, our Committee decided generally to extend the vesting period for stock options as an incentive to our experienced executive officers to remain in our employ and as a means to strengthen the tie between their total compensation and our stock price. All stock options ever granted by our Committee have an exercise price equal to, and are valued based on, the NYSE closing price of our common stock on the grant date. Our Committee grants annual compensation-related stock options during the first quarter of each year upon conclusion of the analysis of executive compensation with respect to the preceding year. The timing of these stock option grants is consistent with the timing of stock option grants to other employees. Our Committee also grants stock options from time to time in connection with the hiring of new Company employees and, while it has not done so, may consider such grants in connection with promotions.

•

Restricted Stock—All restricted stock ever granted to our Named Executive Officers vests over a three-year period, with one third of each award vesting on the first, second and third anniversaries of the grant date unless (i) the restricted stockholder’s employment terminates for any reason other than death, disability or retirement (as provided in (ii) below) in which event any unvested shares of such restricted stock are forfeited, or (ii) the restricted stockholder dies, becomes disabled, retires after ten years of employment with us or our affiliate and reaching age 62 or there occurs a change in control of us, in which events all restrictions terminate. Restricted stock is valued based on the NYSE closing price of our common stock on the grant date. Our Committee grants annual compensation-related restricted stock awards during the first quarter of each year upon conclusion of the analysis of executive compensation with respect to the preceding year. To date, our Committee has not granted any restricted stock in connection with the hiring of new Company employees or in connection with promotions, but it may consider such grants in the future.

•

Restricted Units—All restricted units granted to our Named Executive Officers since 2005 vest over a three-year period, with one-third of each award vesting on the first, second and third anniversaries of the grant date unless (i) the restricted unitholder’s employment terminates for any reason other than death or retirement (as provided in (ii) below), in which event any unvested restricted units are forfeited unless otherwise determined by the PVR Committee, or (ii) the restricted unitholder dies, retires after ten years of employment with the PVR General Partner or its affiliate and reaching age 62 or there occurs a change in control of the PVR General Partner, in which events all restrictions lapse. All restricted units granted to our Named Executive Officers prior to 2005 vested 25% on November 12, 2004, 25% on November 14, 2005 and 50% on November 14, 2006. The vesting of the pre-2005 restricted units was tied to the vesting of certain subordinated units of PVR issued to us in connection with PVR’s initial public offering in October 2001. Restricted units are valued based on the NYSE closing price of PVR’s common units on the grant date. The PVR Committee grants annual compensation-based restricted units during the first quarter of each year after our Committee, with the PVR Committee’s assistance, has concluded its analysis of executive compensation with respect to the preceding year. The PVR Committee also grants restricted units from time to time in connection with the hiring of new PVR-related employees and, while it has not done so, may consider such grants in connection with promotions.

How Compensation Is Determined

Committee Process.    Since three of our Named Executive Officers, including our CEO, are also executives of and devote a significant amount of their professional time to PVR, and one of our Named Executive Officers devotes substantially all of his professional time to PVR, our Committee works with the PVR Committee to determine executive compensation for these Named Executive Officers in the manner described below. Both our Committee and the PVR Committee are comprised entirely of Independent Directors.

With respect to the Shared Executives, including our CEO, our Committee assesses the factors relevant to their compensation and, after discussing such assessment with the PVR Committee, sets the salary, annual cash bonus and long-term compensation for each Shared Executive. Since the Shared Executives other than our CEO report directly to, and work on a daily basis with, our CEO, our Committee reviews and discusses with our CEO his evaluation of the performance of each of the other Shared Executives, and gives considerable weight to our CEO’s evaluations, when assessing their performance and determining their compensation. Our Committee bases its evaluation of our CEO, and our CEO bases his evaluation of each of the other Shared Executives, primarily on whether we or PVR met or exceeded certain quantitative corporate or partnership performance criteria and whether each Shared Executive met or exceeded certain specifically tailored job-related individual performance criteria recommended by our CEO and set by our Committee during the preceding year. These performance criteria and other factors relevant to the Shared Executives’ compensation are described in detail below under the headings “Peer Benchmarks” and “Company, Partnership and Individual Performance Criteria.” Since the amount of the Shared Executives’ compensation we and PVR pay depends on the amount of time they devote to us and PVR, our Committee and our Audit Committee and the PVR Committee and the PVR General Partner’s Audit Committee review the allocation of the Shared Executives’ time between us and PVR and determine whether such allocations are reasonable. Beginning in 2007, the Shared Executives will also devote some amount of their professional time to PVG. Consequently, the Committee will also work with the PVG Committee to determine compensation for the Shared Executives in and after 2007.

With respect to Mr. Whitehead, who manages our oil and gas exploration and production business and devotes substantially all of his business time to us, our Committee assesses the factors relevant to, and determines, his compensation. Since Mr. Whitehead reports directly to, and works on a daily basis with, our CEO, our Committee reviews and discusses with our CEO his evaluation of the performance of Mr. Whitehead, and gives considerable weight to our CEO’s evaluation, when assessing Mr. Whitehead’s performance and determining his compensation. Our CEO bases his evaluation of Mr. Whitehead primarily on whether we met or exceeded certain quantitative corporate performance criteria and whether Mr. Whitehead met or exceeded certain specifically tailored job-related individual performance criteria recommended by our CEO and set by our Committee during the preceding year. These performance criteria and other factors relevant to Mr. Whitehead’s compensation are described in detail below under the headings “Peer Benchmarks” and “Company, Partnership and Individual Performance Criteria.”

With respect to Mr. Horton, who manages PVR’s coal-related operations and devotes substantially all of his business time to PVR, the PVR Committee has the primary responsibility to assess all factors relevant to his compensation and, based on that assessment, recommend to our Committee salary, annual cash bonus and long-term compensation awards for him. Since Mr. Horton reports directly to, and works on a daily basis with, our CEO, the PVR Committee reviews and discusses with our CEO his evaluation of the performance of Mr. Horton prior to making its recommendation regarding his compensation, and the PVR Committee gives our CEO’s evaluations considerable weight in assessing the amount of compensation to recommend to our Committee for Mr. Horton. Our CEO bases his evaluation of Mr. Horton primarily on whether PVR met or exceeded certain quantitative partnership performance criteria and whether Mr. Horton met or exceeded certain specifically tailored job-related individual performance criteria recommended by our CEO and the PVR Committee and set by our Committee during the preceding year. These performance criteria and other factors relevant to Mr. Horton’s compensation are described in detail below under the headings “Peer Benchmarks” and “Company, Partnership and Individual Performance Criteria.” Our Committee then considers our CEO’s and the PVR Committee’s recommendations as well as other factors it deems relevant and makes the final determination regarding the compensation of Mr. Horton. Our Committee set Mr. Horton’s 2007 base salary and 2006-related long-term compensation award in the amounts the PVR Committee recommended.

Peer Benchmarks.    In 2004, our Committee and the PVR Committee engaged an independent consultant to assist both committees in a general review of the compensation packages for our and PVR’s executive officers. The independent consultant used three peer groups, or the “Peer Benchmarks,” to benchmark the compensation of our five most highly compensated executives—our proxy peers, a second general industry group derived from the consultant’s database and comprised of companies with 2004 revenues comparable to our 2004 revenues and a third general energy industry group with 2004 revenues comparable to ours, which was derived from the database of a second independent compensation consulting firm. Using the information obtained from the independent consultant, and given our Committee’s and the PVR Committee’s belief that executives should have the opportunity to earn industry competitive compensation, in February 2005, our Committee and the PVR Committee decided to target each component of executive compensation at approximately the 50th percentile of the Peer Benchmarks and established the framework described herein to determine the actual amounts of such components. Our Committee and the PVR Committee continued to use the Peer Benchmarks to assess, recommend or set executive salaries for 2006 and 2007 and cash bonuses and long-term compensation awards payable with respect to 2005 and 2006 even though our 2004 revenues were an important factor in establishing the Peer Benchmarks and those revenues increased substantially in 2005 and 2006. To keep industry compensation reviews current, our Committee and the PVR Committee each engaged an independent consultant to review the compensation to be paid to our Named Executive Officers in 2007 and paid to our Named Executive Officers in and with respect to 2006. These independent consultants reported that the salaries paid to our Named Executive Officers in 2007 and 2006, and the annual cash bonuses and long-term compensation awards paid to our Named Executive Officers with respect to 2006, were generally consistent with peer companies and industry practice.

Company, Partnership and Individual Performance Criteria.    Our Committee, with the assistance of the PVR Committee, targets the amount of salary, cash bonus and long-term compensation awards for each Named Executive Officer at approximately the 50th percentile of the Peer Benchmarks with respect to each of those elements. However, given the importance of executive accountability for our and PVR’s performance as well as for individual performance, our Committee and the PVR Committee recognize that compensation for any Named Executive Officer could exceed such 50th percentile targets, reflecting a reward for exceptional Company, PVR or individual performance, or be lower than such 50th percentile targets, reflecting Company, PVR or individual underperformance, with a range of the 35th to the 65th percentile being considered for this purpose to be approximately the 50th percentile. To measure specific performance, our Committee, with the assistance of the PVR Committee, uses certain quantitative Company and PVR performance criteria and certain quantitative and qualitative individual performance criteria which measure achievement and contribution to us or PVR. Our Committee believes these performance criteria are focused on factors over which our Named Executive Officers have some control and which should have a positive effect on our and PVR’s operations and on the price of our common stock or PVR’s common units. The weight given any one criterion and the mix of criteria included in determining amounts of compensation vary among our Named Executive Officers depending on their positions and principal areas of responsibility. The relevance and the relative importance of any of these criteria change from time to time, even within the same year, depending on our and PVR’s strategic objectives, operational needs and general business and regulatory environments. For this reason, the Committee may change these performance criteria from year to year, may assign an aggregate weight to several performance criteria applicable to a Named Executive Officer or may consider additional criteria which were not known at the time the original criteria were established.

Company and Partnership Performance Criteria for Shared Executives.    Messrs. Dearlove and Pici and Ms. Snyder generally provide services to, and make executive decisions and direct policy for, both us and PVR in ways that directly affect our and PVR’s financial and other results. For this reason, our Committee tied the Shared Executives’ annual cash bonuses and long-term compensation awards for 2006 to the following quantitative financial corporate and partnership performance criteria:

•	Growth in our net asset value per share from December 31, 2005 to December 31, 2006. “Net asset value per share,” as we compute it, is equal to (x) the value of our proved oil and natural gas reserves and other assets (principally, the market value of our ownership interest in PVG, our publicly-traded majority-owned subsidiary through which we own our general and limited partner interests in PVR), less (y) our debt not related to PVR, divided by (z) the total number of shares of our common stock issued and outstanding.

•

Growth in PVR’s distributable cash flow per unit from December 31, 2005 to December 31, 2006. “Distributable cash flow per unit,” as we and PVR compute it, is equal to (x) the sum of PVR’s (A) operating income plus (B) depreciation, depletion and amortization, or “DD&A,” minus (y) the sum of PVR’s (A) interest expense plus (B) maintenance capital expenditures, divided by (z) the total number of PVR’s common units issued and outstanding.

Our Committee set the targets for growth in our net asset value per share and PVR’s distributable cash flow per unit at levels slightly above the amounts for these targets that were included in our and PVR’s 2006 Board-approved budgets. Since neither we nor PVR budget for acquisitions, our Committee and the PVR Committee believed that it would be challenging for us or PVR to achieve through organic growth alone sufficient increases in net asset value per share or distributable cash flow per unit to meet these criteria. These criteria would likely be met if we or PVR completed a significant acquisition.

Individual Performance Criteria for Shared Executives.    In addition to working together and with the other Named Executive Officers to manage us and PVR generally, Messrs. Dearlove and Pici and Ms. Snyder have distinct job-related responsibilities to us and PVR and, accordingly, their compensation for 2006 was also based on specific individual performance criteria as follows:

•	A. James Dearlove—Mr. Dearlove’s 2006 individual performance criteria were as follows:

•	Continually assess and modify our and PVR’s strategy as needed to accommodate changes in the energy and general business environments.

•	Evaluate, recommend and oversee the consummation of (i) the PVG IPO, (ii) a significant acquisition for us and (iii) a significant acquisition for PVR.

•	Appoint and continually develop management and other key employees of us and the PVR General Partner who will facilitate our and PVR’s future growth.

•	Represent us and PVR to the public through teleconferences, conferences and shareholder, unitholder and other meetings.

•	Ensure an ethical “tone at the top” regarding compliance by us and PVR with all applicable laws, rules and regulations.

In February 2007, our Committee set Mr. Dearlove’s base salary at $380,000, representing a 3.5% increase over his 2006 base salary. In 2004, the independent compensation consultant retained by our Committee and the PVR Committee had found that Mr. Dearlove’s 2004 base salary was significantly below that of CEOs at the 50% percentile of the Peer Benchmarks. Since our Committee has approved only a 3.5% to 4.0% salary increase for Mr. Dearlove in each year since 2004, his 2007 salary most likely continues to be non-competitive. However, in February 2007, our Committee also awarded to Mr. Dearlove a cash bonus of $370,000, or 100% of his 2006 base salary, and a long-term compensation award valued at $625,000, or 170% of his base salary. Our Committee based its decision to make bonus and long-term compensation awards to Mr. Dearlove in these amounts on the fact that, in 2006, the growth in our net asset value per share and PVR’s distributable cash flow per unit significantly surpassed the targets for such criteria established by our Committee. In addition, our Committee determined that Mr. Dearlove exceeded expectations related to his 2006 individual performance criteria described above, most notably by recommending and overseeing the evaluation and consummation of the PVG IPO, overseeing the expansion of our oil and gas exploration and production business into a new growth-enhancing basin through the acquisition of $71.5 million worth of Mid-Continent oil and gas assets, which we refer to as the “Mid-Continent Acquisition,” overseeing three coal reserve acquisitions, which we refer to as the “Coal Acquisitions,” whereby PVR’s coal division acquired an aggregate of approximately 96 million tons of coal reserves, and overseeing the strategically important acquisition by PVR’s midstream division of the Transwestern pipeline, or the “Transwestern Acquisition,” which, among other things, significantly expanded PVR’s gas gathering and processing footprint in Texas and Oklahoma. Our Committee believes that these amounts of cash bonus and long-term compensation, when combined with base salary, comprised an industry competitive compensation package that appropriately reflected our, PVR’s and Mr. Dearlove’s 2006 performance. In December 2006, our Committee also awarded Mr. Dearlove 4,000 PVG common units in recognition of services rendered in connection with the PVG IPO, which was completed on December 8, 2006.

•	Frank A. Pici—Mr. Pici’s 2006 individual performance criteria were as follows:

•	Evaluate and direct the financial advisors retained in connection with the PVG IPO.

•

Recommend and execute a hedging policy for each of our oil and gas exploration and production business and PVR’s natural gas midstream business which is consistent with our and the PVR General Partner’s Board-approved strategic objectives.

•	Oversee the installation of a new core accounting system.

•

Oversee Sarbanes-Oxley Act compliance and financial reporting requirements and manage our and the PVR General Partner’s internal audit, information technology, investor relations, treasury and tax functions.

•	Increase analyst coverage for us and PVR.

In February 2007, our Committee set Mr. Pici’s base salary at $263,000, representing a 4.0% increase over his 2006 base salary. In February 2007, our Committee also awarded Mr. Pici a cash bonus of $205,000, or 81% of his 2006 base salary, and a long-term compensation award valued at $380,000, or 150% of his 2006 base salary. Our Committee based its decision to make bonus and long-term compensation awards to Mr. Pici in these amounts on the fact that, as discussed above, the 2006 growth in our net asset value per share and PVR’s distributable cash flow per unit significantly surpassed the targets set for such criteria by our Committee. In addition, our Committee determined that Mr. Pici exceeded expectations related to his 2006 individual performance criteria, most notably through his work related to the PVG IPO, overseeing the financial evaluations of the Mid-Continent Acquisition, the Coal Acquisitions and the Transwestern Acquisition and identifying and overseeing the on-going integration of a new core accounting system. In December 2006, our Committee also awarded Mr. Pici 4,000 PVG common units in recognition of services rendered in connection with the PVG IPO.

•	Nancy M. Snyder—Ms. Snyder’s 2006 individual performance criteria were as follows:

•	Evaluate the structural and legal issues related to, and direct the legal and other advisors retained in connection with, the PVG IPO.

•	Negotiate issues related to our and PVR’s acquisitions, dispositions and other transactions.

•	Advise us and PVR with respect to business and strategic transactional issues.

•

Advise and assist other officers of us and the PVR General Partner with respect to day-to-day legal matters, including those related to banking, insurance, contracts, potential acquisitions and dispositions and tax.

•	Oversee compliance with all applicable rules and regulations, including Sarbanes-Oxley Act and other SEC and NYSE rules and regulations, and monitor changes in such rules and regulations.

•	Oversee outside legal counsel, in-house legal staff and the corporate secretary function.

In February 2007, our Committee set Ms. Snyder’s 2007 base salary at $230,000, representing a 4.5% increase over her 2006 base salary. In addition, in February 2007, our Committee awarded Ms. Snyder a cash bonus of $180,000, or 82% of her 2006 base salary, and a long-term compensation award valued at $330,000, or 150% of her 2006 base salary. Our Committee based its decision to make awards of these amounts to Ms. Snyder on us and PVR significantly surpassing our and PVR’s target criteria for 2006 growth in net asset value per share and distributable cash flow per unit. In addition, our Committee determined that Ms. Snyder exceeded expectations related to her 2006 individual performance criteria, most notably through her work related to the PVG IPO, the Mid-Continent Acquisition, the Coal Acquisitions and the Transwestern Acquisition. In December 2006, our Committee also awarded Ms. Snyder 4,000 PVG common units in recognition of services rendered in connection with the PVG IPO.

Performance Criteria for Company Executive.    H. Baird Whitehead provides services to, and makes executive decisions and directs policy for, our oil and gas exploration and production business in ways that directly affect our operational and financial results. For this reason, our Committee tied Mr. Whitehead’s 2006 compensation to the following Company and individual performance criteria related to our oil and gas exploration and production business:

•	Increase in oil and gas production from December 31, 2005 to December 31, 2006.

•	Increase in proved oil and gas reserves from December 31, 2005 to December 31, 2006.

•

Level of reinvestment efficiency, which we compute as follows: (x) earnings before interest, taxes, depreciation, amortization and exploration expense divided by (y) average reserve replacement costs for the immediately preceding three fiscal-year period.

•	Expand oil and gas production and unconventional acreage positions in shale, coalbed methane and tight sands.

•	Execute the exploration program as described in our 2006 budget.

•	Evaluate acquisitions on an on-going basis, restructure our horizontal coalbed methane program and resolve Appalachian pipeline capacity issues.

•	Evaluate joint venture acquisition and other opportunities with PVR Midstream LLC, PVR’s natural gas midstream affiliate.

Our Committee set the targets for oil and gas production growth, proved oil and gas reserves growth and level of reinvestment efficiency at levels slightly above the amounts for these targets that were included in our 2006 Board-approved budget. Since we do not budget for acquisitions, our Committee believed that it would be challenging for us to achieve through organic growth alone sufficient increases in the criteria set forth in the first three bullet points above. These criteria would likely be met if we completed a significant oil and gas acquisition.

Our Committee set Mr. Whitehead’s 2007 base salary at $312,000, representing a 4.0% increase over his 2006 base salary. In addition, in February 2007, our Committee awarded Mr. Whitehead a cash bonus of $235,000, or 78% of his 2006 base salary, and a long-term compensation award valued at $420,000, or 140% of his 2006 base salary. Our Committee based its decision to make awards of these amounts to Mr. Whitehead on the fact that our 2006 growth in oil and gas reserves significantly exceeded targeted growth and 2006 growth in oil and gas reserves and reinvestment efficiency exceeded targeted amounts. In addition, Mr. Whitehead oversaw the execution of our exploration program as described in our 2006 budget, with particular success in South Louisiana, oversaw the evaluation and completion of the Mid-Continent Acquisition and directed the significant expansion of our unconventional gas acreage in coalbed methane, shale and tight sands. In December 2006, our Committee awarded Mr. Whitehead 1,000 PVG common units in recognition of services rendered in connection with the PVG IPO.

Performance Criteria for PVR General Partner Executive.    Mr. Horton provides services to, and makes executive decisions and directs policy for, PVR’s coal land management business in ways that directly affect

PVR’s operational and financial results and indirectly affect our financial results. For this reason, the PVR Committee tied its compensation assessment and recommendation to our Committee, and our Committee tied its review of the PVR Committee’s recommendation and its final determination, regarding Mr. Horton’s 2006 compensation to the following PVR and individual performance criteria related to PVR’s coal land management business:

•	Increase in PVR’s coal-related EBITDA from December 31, 2005 to December 31, 2006. We define coal-related EBITDA as the sum of coal segment-related (x) operating income plus (y) DD&A.

•	Increase in PVR’s coal reserves from December 31, 2005 to December 31, 2006.

•

Increase in PVR’s revenues from assets other than coal reserves, such as railcar loading facilities, processing plants and other coal infrastructure and timber, from December 31, 2005 to December 31, 2006.

•	Develop long range plans to acquire non-Central Appalachian coal.

•	Develop long range plans to grow non-coal reserve revenues.

The PVR Committee recommended, and our Committee set, the targets for growth in coal-related EBITDA, coal reserves and non-coal reserve revenues at levels slightly above the amounts for these targets that were included in PVR’s 2006 Board-approved budget. Since PVR does not budget for acquisitions, our Committee and the PVR Committee believed that it would be challenging for PVR to achieve through organic growth alone sufficient increases in the criteria set forth in the first three bullet points above. These criteria would likely be met if PVR completed a significant coal acquisition.

The PVR Committee recommended and our Committee set Mr. Horton’s 2007 base salary at $270,000, representing a 3.8% increase over his 2006 base salary. In addition, our Committee recommended and, in February 2007, our Committee, with the concurrence of the PVR Committee, awarded Mr. Horton a cash bonus of $182,000, or 70% of this 2006 base salary, and a long-term compensation award valued at $315,000, or 121% of his 2006 base salary. The PVR Committee based its recommendation and our Committee based its decision to make awards in these amounts to Mr. Horton on the fact that growth in PVR’s 2006 coal-related EBITDA, which our Committee and the PVR Committee believe is the most important criterion related to Mr. Horton’s compensation, and growth in PVR’s non-coal reserve revenues surpassed the targets established for such criteria by our Committee. In addition, our Committee and the PVR Committee considered Mr. Horton’s role in developing a long range plan to acquire non-Central Appalachian coal reserves. In December 2006, our Committee also awarded Mr. Horton 1,500 PVG common units in recognition of services rendered in connection with the PVG IPO.

Tax Implications

Section 162(m) of the Internal Revenue Code generally precludes a publicly held company from taking a federal income tax deduction for compensation paid in excess of $1 million per year to certain covered officers. Under this section, compensation that qualifies as performance-based is excludable in determining what compensation amount qualifies for tax deductibility. Covered employees include each of our Named Executive Officers.

Our Committee considers our ability to fully deduct compensation in accordance with the $1 million dollar limitations of Section 162(m) in structuring our compensation programs. However, our Committee retains the authority to authorize the payment of compensation that may not be deductible if it believes such payments would be in our best interests and the best interests of our shareholders. After consideration, our Committee determined that it was appropriate and in our best interests and the best interests of our shareholders to pay Mr. Dearlove’s compensation as set forth in the Summary Compensation Table in 2006, even if a portion of his compensation exceeded the $1 million deductibility limit.

Our Committee will continue to consider ways to maximize the deductibility of executive compensation while retaining the flexibility to compensate executive officers in a manner deemed appropriate relative to their performance and to competitive compensation levels and practices at peer companies.

Summary Compensation Table

The following table sets forth the compensation paid by us and the PVR General Partner, during or with respect to the year ended December 31, 2006, to (i) our CEO, our Chief Financial Officer, or our “CFO,” and two other of our most highly compensated executive officers and (ii) the PVR General Partner’s Co-President and Chief Operating Officer—Coal, who is also among our most highly compensated executive officers, for services rendered to us and our subsidiaries.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
A. James Dearlove	2006	367,000	445,040	333,430	114,659	38,048	1,298,177
President and Chief Executive Officer

Frank A. Pici	2006	253,000	280,040	148,509	98,449	31,876	811,874
Executive Vice President and Chief Financial Officer

H. Baird Whitehead	2006	300,000	254,200	122,919	100,987	37,005	815,111
Executive Vice President

Keith D. Horton	2006	260,000	210,140	261,957	4,758	32,528	769,383
Co-President and Chief Operating Officer—Coal of PVR General Partner

Nancy M. Snyder	2006	220,000	255,040	110,444	109,214	32,528	727,226
Executive Vice President, General Counsel and Corporate Secretary

(1)	Represents (a) cash bonuses of $370,000, $205,000, $235,000, $182,000 and $180,000 awarded to Messrs. Dearlove, Pici, Whitehead and Horton and Ms. Snyder and (b) PVG common units worth $75,040, $75,040, $19,200, $28,140 and $75,040 granted to Messrs. Dearlove, Pici, Whitehead and Horton and Ms. Snyder. The PVG common units were granted to Messrs. Dearlove, Pici and Horton and Ms. Snyder on December 13, 2006 and to Mr. Whitehead on December 22, 2006. The values of the PVG common units were based on the NYSE closing price of the PVG common units on the dates of grant.
(2)	Represents the amounts of expenses recognized by us in 2006 for financial statement reporting purposes with respect to both shares of restricted stock previously granted by our Committee to our Named Executive Officers in consideration for services rendered to us and restricted units previously granted by the PVR Committee to our Named Executive Officers in consideration for services rendered to PVR. These amounts were computed in accordance with FAS 123R and were based on the NYSE closing prices of our common stock and PVR’s common units on the dates of grant. See Note 18 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.
(3)

Represents the amounts of expenses recognized by us in 2006 for financial statement reporting purposes with respect to stock options previously granted by our Committee to our Named Executive Officers in consideration for services rendered to us. These amounts were computed in accordance with FAS 123R and were based on the Black-Scholes-Merton option-pricing formula. For a description of the assumptions used under the Black-Scholes-Merton option-pricing formula, see Note 18 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(4)	Reflects (i) amounts paid by us and the PVR General Partner for automobile allowances, executive health exams and life insurance premiums and (ii) our matching and other contributions to our Named Executive Officers’ 401(k) Plan accounts. We contributed $13,200 to the 401(k) Plan account of each Named Executive Officer in 2006.

The cash components of our and the PVR General Partner’s executive compensation consist of a base salary and the opportunity to earn an annual cash bonus. See “Compensation Discussion and Analysis—Elements of Compensation.” The amounts of salary and bonus reflected in the Summary Compensation Table above include not only amounts paid by us to our Named Executive Officers in consideration for services rendered to us, but also amounts paid by the PVR General Partner to the Shared Executives and Mr. Horton in consideration for services rendered to PVR. The specific portions of salary and bonus paid by us, on one hand, and the PVR General Partner, on the other hand, depend on the portion of professional time devoted by each Named Executive Officer to us and PVR. See “Compensation and Discussion Analysis—Compensation Structure” for a description of the manner in which our Named Executive Officers are compensated. In 2006, Mr. Dearlove, Mr. Pici and Ms. Snyder devoted approximately 50%, 32% and 43% of his or her professional time to PVR and, accordingly, the PVR General Partner reimbursed us for 50%, 32% and 43% of Mr. Dearlove’s, Mr. Pici’s and Ms. Snyder’s 2006 salary and 2006-related bonus. Because Mr. Whitehead devoted all of his professional time to us in 2006, we paid 100% of his 2006 salary and 2006-related bonus. Because Mr. Horton devoted all of his professional time to PVR in 2006, the PVR General Partner paid 100% of his 2006 salary and 2006-related bonus. In addition to our Named Executive Officer’s 2006-related cash bonus, we paid each of our Named Executive Officers a stock bonus consisting of PVG common units upon the completion of PVG’s initial public offering in December 2006 in recognition of services rendered in connection with such offering. See “Compensation Discussion and Analysis—Company, Partnership and Individual Performance.”

The equity components of our and the PVR General Partner’s executive compensation consist of the opportunity to earn awards of restricted stock or stock options from us and awards of restricted units from PVR. Like the cash component of executive compensation, that portion of the value of each Named Executive Officer’s equity-based compensation paid by us or the PVR General Partner depends on the portion of professional time that our Named Executive Officer devotes to us and PVR. The values of the stock awards reflected in the Summary Compensation Table above include not only the values of restricted stock and stock option awards granted by our Committee, but also restricted unit awards granted by the PVR Committee. Each Shared Executive devoted approximately 50% of his or her time to each of us and PVR in 2005. Consequently, in 2006, our Committee granted to each Shared Executive restricted stock or stock options with respect to services rendered in 2005, and the PVR General Partner granted him or her restricted units with respect to services granted in 2005, in each case valued at approximately 50% of the total long-term compensation earned by him or her. Our Committee granted all equity awards made to Mr. Whitehead in 2006, and the PVR Committee granted all equity awards made to Mr. Horton in 2006.

Grants of Plan-Based Awards

The following table sets forth (i) the grant date and number of all shares of restricted stock and stock options, and the exercise price of all stock options, granted to our Named Executive Officers in 2006 by our Committee with respect to services rendered to us in 2005 and (ii) the grant date and number of all restricted units granted to our Named Executive Officers in 2006 by the PVR Committee with respect to services rendered to PVR in 2005.

2006 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
A. James Dearlove	February 27, 2006	2,307	(1)				145,502
	February 27, 2006	10,070	(2)				291,023
	February 27, 2006			9,417	(1)	63.07	168,376

Frank A. Pici	February 27, 2006	6,090	(2)				176,001
	February 27, 2006			11,392	(1)	63.07	203,689

H. Baird Whitehead	February 27, 2006	3,211	(1)				202,518
	February 27, 2006			13,107	(1)	63.07	234,353

Keith D. Horton	February 27, 2006	12,110	(2)				349,979

Nancy M. Snyder	February 27, 2006	5,086	(2)				146,985
	February 27, 2006			9,515	(1)	63.07	170,128

(1)	These awards were granted by our Committee, for services rendered to us, under the Penn Virginia Corporation Second Amended and Restated 1999 Employee Stock Incentive Plan.
(2)	These awards were approved by our Committee and granted by the PVR Committee, for services rendered to PVR, under the Second Amended and Restated Penn Virginia Resource GP, LLC Long-Term Incentive Plan.

The values of our restricted stock and PVR’s restricted units were based on the NYSE closing prices of our common stock and PVR’s common units on the dates of grant. The values of the stock options were computed using the Black-Scholes-Merton option-pricing formula. For a description of the assumptions used under the Black-Scholes-Merton option-pricing formula, see Note 18 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006. For a detailed description of the term, vesting schedule, valuation, exercise price and other information regarding the restricted stock and stock option awards shown in the Grants of Plan-Based Awards Table above, see “Compensation Discussion and Analysis—Elements of Compensation—Stock Options” and “Compensation Discussion and Analysis—Elements of Compensation—Restricted Stock.” For a detailed description of the vesting schedule, valuation and other information regarding the restricted unit awards shown in the Grants of Plan-Based Awards Table above, see “Compensation Discussion and Analysis—Elements of Compensation—Restricted Units.” During 2006, we paid quarterly dividends of $0.1125 per share on each share of restricted stock, and PVR paid quarterly distributions ranging from $0.35 to $0.40 on each restricted unit. The dividends and distributions were paid at the same times and in the same amounts as dividends and distributions paid to the other holders of our common stock and PVR’s common units and were taken into consideration when determining the values of the restricted stock and restricted units shown previously in the Summary Compensation Table and in the Grants of Plan-Based Awards Table above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding the numbers and values of unexercised stock options, restricted stock not vested as of December 31, 2006 and restricted units not vested as of December 31, 2006, in each case held by our Named Executive Officers on December 31, 2006. The market value of non-vested restricted stock and restricted units is based on the NYSE closing prices of our common stock and PVR’s common units on December 29, 2006.

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)
A. James Dearlove	40,000	(1)			18.45	2/25/13	3,923	(2)(3)	274,767
	16,000	(4)	8,000	(5)	28.12	2/17/14	15,906	(6)(7)	413,715
	3,967	(8)	7,933	(9)	49.09	3/2/15
			9,417	(10)	63.07	2/26/16

Frank A. Pici	15,000	(12)			15.565	12/03/11	951	(2)(12)	66,608
	17,200	(13)			18.55	3/17/12	9,522	(6)(14)	247,667
	16,000	(1)			18.54	2/25/13
	16,000	(4)			28.12	2/17/14
	2,333	(8)	4,666	(9)	49.09	3/2/15
			11,392	(10)	63.07	2/26/16

H. Baird Whitehead	34,000	(12)			18.55	3/17/12	5,927	(2)(15)	415,127
	9,000	(1)			18.54	2/25/13
			10,000	(5)	28.12	2/17/14
			6,666	(9)	49.09	3/2/15
			13,107	(10)	63.07	2/26/16

Keith D. Horton	5,500	(1)			18.54	2/25/13	18,044	(6)(16)	469,324
	4,000	(4)	2,000	(5)	28.12	2/17/04

Nancy M. Snyder	12,200	(13)			18.55	3/17/12	8,028	(6)(17)	208,808
	16,000	(1)			18.54	2/25/13
	16,000	(4)			28.12	2/17/14
	4,000	(8)	8,000	(9)	49.09	3/2/15
			9,515	(10)	63.07	2/26/16

(1)	These options vested on February 26, 2004.
(2)	These awards were granted by our Committee, for services rendered to us, under the Penn Virginia Corporation Second Amended and Restated 1999 Employee Stock Incentive Plan.
(3)	Of these shares of restricted stock, 769 vested on February 27, 2007, 808 vested on March 3, 2007, 769 will vest on February 27, 2008, 808 will vest on March 3, 2008 and 769 will vest on February 27, 2009.
(4)	One half of these options vested on each of February 18, 2005 and February 18, 2006.
(5)	These options vested on February 18, 2007.
(6)	These awards were approved by our Committee and granted by the PVR Committee, for services rendered to PVR, under the Second Amended and Restated Penn Virginia Resource GP, LLC Long-Term Incentive Plan.

(7)	Of these restricted units, 3,358 vested on February 27, 2007, 2,918 vested on March 3, 2007, 3,356 will vest on February 27, 2008, 2,918 will vest on March 3, 2008 and 3,356 will vest on February 27, 2009.
(8)	These options vested on March 3, 2006.
(9)	One half of these options vested or will vest on each of March 3, 2007 and March 3, 2008.
(10)	One third of these options vested or will vest on each of February 27, 2007, February 27, 2008 and February 27, 2009.
(11)	These options vested on December 4, 2002.
(12)	Of these shares of restricted stock, 475 vested on March 3, 2007 and 475 will vest on March 3, 2008.
(13)	These options vested on March 18, 2003.
(14)	Of these restricted units, 2,030 vested on February 27, 2007, 1,716 vested on March 3, 2007, 2,030 will vest on February 27, 2008, 1,716 will vest on March 3, 2008 and 2,030 will vest on February 27, 2009.
(15)	Of these shares of restricted stock, 1,071 vested on February 27, 2007, 1,358 vested on March 3, 2007, 1,070 will vest on February 27, 2008, 1,358 will vest on March 3, 2008 and 1,070 will vest on February 27, 2009.
(16)	Of these restricted units, 4,038 vested on February 27, 2007, 2,968 vested on March 3, 2007, 4,036 will vest on February 27, 2008, 2,966 will vest on March 3, 2008 and 4,036 will vest on February 27, 2009.
(17)	Of these restricted units, 1,696 vested on February 27, 2007, 1,472 vested on March 3, 2007, 1,696 will vest on February 27, 2008, 1,470 will vest on March 3, 2008 and 1,694 will vest on February 27, 2009.

Stock Option Exercises and Vesting of Restricted Stock and Units

The following table sets forth the number of shares of our common stock or PVR’s common units acquired, and the values realized, by our Named Executive Officers upon the exercise of stock options or the vesting of restricted stock or restricted units during 2006.

Option Exercises and Stock Vested in 2006

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
A. James Dearlove	42,000	(1)	2,323,996	808	(1)	53,490
				16,118	(2)	413,659

Frank A. Pici	25,000	(1)	1,438,900	476	(1)	31,511
				7,218	(2)	187,232

H. Baird Whitehead	28,334	(1)	1,137,472	1,358	(1)	89,900

Keith D. Horton	7,500	(1)	392,362	16,968	(2)	434,972

Nancy M. Snyder	5,000	(1)	272,306	6,972	(2)	179,946

(1)	These awards were granted by our Committee, for services rendered to us, under the Penn Virginia Corporation Second Amended and Restated 1999 Employee Stock Incentive Plan.
(2)	These awards were approved by our Committee and granted by the PVR Committee, for services rendered to PVR, under the Second Amended and Restated Penn Virginia Resource GP, LLC Long-Term Incentive Plan.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2006 regarding the stock options outstanding and securities issued and to be issued under our equity compensation plans approved by the our shareholders. We do not have any equity compensation plans which were not approved by our shareholders.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	666,988	38.94	395,093

Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Nonqualified Deferred Compensation

The following table sets forth certain information regarding compensation deferred by our Named Executive Officers under our Supplemental Employee Retirement Plan.

2006 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
A. James Dearlove	20,115	0	29,838	0	370,728
Frank A. Pici	403,057	0	126,571	0	1,245,255
H. Baird Whitehead	258,449	0	120,145	0	725,887
Keith D. Horton	1,153	0	1,843	0	17,020
Nancy M. Snyder	175,877	0	105,479	0	779,958

(1)	All of these amounts are included in the amounts of salary and bonus for 2006 reported in the Summary Compensation Table.
(2)	These amounts are not reported in the Summary Compensation Table because they are not above-market or preferential earnings required to be reported in the Summary Compensation Table.
(3)	Except with respect to aggregate contributions by us of $22,923 and $21,745 on behalf of Messrs. Pici and Whitehead in 2001 and 2002, these amounts reflect only salaries and bonuses paid to our Named Executive Officers and earnings on those salaries and bonuses. All such salary and bonus amounts were previously reported as compensation to our Named Executive Officers in the Summary Compensation Table.

The Penn Virginia Corporation Supplemental Employee Retirement Plan, or the “SERP,” allows all of our and our affiliates’ employees whose salaries exceeded $125,000 in 2006 to defer receipt of up to 100% of their salary, net of their salary deferrals under our 401(k) Plan, and up to 100% of their annual cash bonuses. All deferrals under the SERP are credited to an account maintained by us and are invested by us, at the employee’s election, in our common stock or in certain mutual funds made available by us and selected by the employee. Since all amounts deferred under the SERP consist of previously earned salary or bonus, all SERP participants are fully vested at all times in all amounts credited to their accounts. Amounts held in a participant’s account will be distributed to the participant on the earlier of the date on which such participant’s employment terminates or there occurs a change of control of us. We are not required to make any contributions to the SERP. Since we established the SERP in 1996, we have contributed an aggregate of $27,308 in 2001 and 2002 to the SERP in connection with offers of employment to Messrs. Pici and Whitehead, but have made no other contributions to the SERP.

We have established a rabbi trust to fund the benefits payable under the SERP. Other than the $27,308 of Company contributions described above, the assets of the rabbi trust consist of the cash amounts of salary and bonus already earned and deferred by our Named Executive Officers and other employees under the SERP and the securities in which those amounts have been invested. Assets held in the rabbi trust are designated for the payment of benefits under the SERP and are not available for our general use. However, the assets held in the rabbi trust are subject to the claims of our general creditors, and SERP participants may not be paid in the event of our insolvency.

Change-in-Control Arrangements

Company Executive Change of Control Severance Agreements

On February 28, 2006, we entered into an Executive Change of Control Severance Agreement, referred to as a “Company Severance Agreement,” with each of Messrs. Dearlove, Pici and Whitehead and Ms. Snyder containing the terms and conditions described below. The Company Severance Agreement of each of these Named Executive Officers replaced a prior Change of Control Severance Agreement dated May 7, 2002.

Term.    Each Company Severance Agreement has a two-year term which is automatically extended for consecutive one-day periods until terminated by notice from us. If such notice is given, the Company Severance Agreement will terminate two years after the date of such notice.

Triggering Events.    Each Company Severance Agreement provides severance benefits to the Named Executive Officer upon the occurrence of two events, or the “Triggering Events.” Specifically, if a change of control of us occurs and, within two years after the date of such change of control, either (a) the Named Executive Officer’s employment is terminated for any reason other than for cause or the Named Executive Officer’s inability to perform his or her duties for at least 180 days due to mental or physical impairment or (b) the Named Executive Officer terminates his or her employment due to a reduction in his or her authority, duties, title, status or responsibility, a reduction in his or her base salary, a discontinuation of a material incentive compensation plan in which he or she participated, our failure to obtain an agreement from its successor to assume his or her Company Severance Agreement or the relocation by more than 100 miles of our office at which he or she was working at the time of the change of control, then the Named Executive Officer may elect to receive the change of control severance payments and other benefits described below.

Change of Control Severance Benefits.    Upon the occurrence of the Triggering Events, the Named Executive Officer may elect to receive a lump sum, in cash, of an amount equal to three times the sum of the Named Executive Officer’s annual base salary plus the highest cash bonus paid to him or her during the two-year period prior to termination, subject to reduction as described below under “Excise Taxes.” In addition, all options to purchase shares of our common stock then held by the Named Executive Officer will immediately vest and will remain exercisable for the shorter of three years or the remainder of the options’ respective terms and all restricted stock and all restricted units of PVR then held by the Named Executive Officer will immediately vest and all restrictions will lapse. We will also provide certain health and dental benefit related payments to the Named Executive Officer as well as certain outplacement services.

Excise Taxes.    If our independent registered public accountants determine that any payments to be made or benefits to be provided to the Named Executive Officer under his or her Company Severance Agreement would result in him or her being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such payments or benefits will be reduced to the extent necessary to prevent him or her from being subject to such excise tax.

Restrictive Covenants and Releases.    Each Company Severance Agreement prohibits our Named Executive Officer from (a) disclosing, either during or after his or her term of employment, confidential information regarding us or our affiliates and (b) until two years after the Named Executive Officer’s employment has ended, soliciting or diverting business from us or our affiliates. Each Company Severance Agreement also requires that, upon payment of the severance benefits to our Named Executive Officer, the Named Executive Officer and Penn Virginia release each other from all claims relating to the Named Executive Officer’s employment or the termination of such employment.

General Partner Executive Change of Control Severance Agreement

On March 9, 2006, the PVR General Partner entered into an Executive Change of Control Severance Agreement, referred to as the “General Partner Severance Agreement,” with Mr. Horton containing the terms and conditions described below.

Term.    The General Partner Severance Agreement has a two-year term which is automatically extended for consecutive one-day periods until terminated by notice from the PVR General Partner. If such notice is given, the General Partner Severance Agreement will terminate two years after the date of such notice.

Triggering Event.    The General Partner Severance Agreement provides severance benefits to Mr. Horton upon the occurrence of two events, or the “GP Triggering Events.” Specifically, if a change of control of the PVR General Partner occurs and, within two years after the date of such change of control, either (a) Mr. Horton’s employment is terminated for any reason other than for cause or Mr. Horton’s inability to perform his duties for at least 180 days due to mental or physical impairment or (b) Mr. Horton terminates his employment due to a reduction in his authority, duties, title, status or responsibility, a reduction in his base salary, a discontinuation of a material incentive compensation plan in which he participated, the PVR General Partner’s failure to obtain an agreement from its successor to assume his General Partner Severance Agreement or the relocation by more than 100 miles of the PVR General Partner’s office at which he was working at the time of the change of control, then Mr. Horton may elect to receive the change of control severance payments and other benefits described below.

Change of Control Severance Benefits.    Upon the occurrence of the GP Triggering Events, Mr. Horton may elect to receive a lump sum, in cash, of an amount equal to three times the sum of his annual base salary plus the highest cash bonus paid to him during the two-year period prior to termination, subject to reduction as described below under “Excise Taxes.” In addition, all options to purchase shares of our common stock then held by Mr. Horton will immediately vest and will remain exercisable for the shorter of three years or the remainder of the options’ respective terms and all restricted stock and all restricted units of PVR then held by Mr. Horton will immediately vest and all restrictions will lapse. The PVR General Partner will also provide certain health and dental benefit related payments to Mr. Horton as well as certain outplacement services. The PVR General Partner will not be entitled to reimbursement from PVR for any of the change of control severance payments or other benefits described in this paragraph.

Excise Taxes.    If the PVR General Partner’s independent registered public accountants determine that any payments to be made or benefits to be provided to Mr. Horton under his General Partner Severance Agreement would result in him being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such payments or benefits will be reduced to the extent necessary to prevent him from being subject to such excise tax.

Restrictive Covenants and Releases.    The General Partner Severance Agreement prohibits Mr. Horton from (a) disclosing, either during or after his term of employment, confidential information regarding the PVR General Partner or its affiliates and (b) until two years after his employment has ended, soliciting or diverting business from the PVR General Partner or its affiliates. The General Partner Severance Agreement also requires that, upon payment of the severance benefits to Mr. Horton, Mr. Horton and the PVR General Partner release each other from all claims relating to Mr. Horton’s employment or the termination of such employment.

Estimated Payments

The following table sets forth the estimated aggregate payments (i) by us to Messrs. Dearlove, Pici and Whitehead and Ms. Snyder under their respective Change of Control Severance Agreements assuming that there occurred a change of control of us on December 31, 2006 and (ii) by the PVR General Partner to Mr. Horton under his Change of Control Severance Agreement assuming that there occurred a change of control of the PVR General Partner on December 31, 2006.

Name of Executive Officer	Estimate Severance Payment ($)
A. James Dearlove	3,489,786
Frank A. Pici	2,132,987
H. Baird Whitehead	2,729,343
Keith D. Horton	2,007,164
Nancy M. Snyder	1,932,397

Change-in-Location Arrangement

As part of her employment arrangements in 1997, we agreed that, in the event of the relocation of our executive offices by more than 50 miles, Ms. Snyder would receive an amount equal to her then current annual salary if her employment ceased for any reason as a result of such relocation.

Compensation Committee Interlocks and Insider Participation

During 2006, Messrs. Cloues, Garrett and Wright and Merrill A. Miller, Jr., who resigned from the Board in January 2007, served on the Compensation and Benefits Committee. None of these members is a former or current officer or employee of us or any of our subsidiaries or had any relationship requiring disclosure under Item 404 of Regulation S-K, “Transactions with Related Persons, Promoters and Certain Control Persons.” In 2006, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the Compensation and Benefits Committee.

Compensation and Benefits Committee Report

Under the rules established by the SEC, we are required to discuss the compensation and benefits of our executive officers, including our CEO, our CFO and our other Named Executive Officers. The Compensation and Benefits Committee is furnishing the following report in fulfillment of the SEC’s requirements.

The Compensation and Benefits Committee has reviewed the information contained above under the heading “Compensation Discussion and Analysis” and has discussed the Compensation Discussion and Analysis with management. Based upon its review and discussions with management, the Compensation and Benefits Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Benefits Committee

Edward B. Cloues, II (Chairman)

Robert Garrett

Gary K. Wright

TRANSACTIONS WITH RELATED PERSONS

Relationship with PVG and PVR

PVG is a NYSE-listed limited partnership formed by us to hold the general partner interest, all of the incentive distribution rights and substantially all of our limited partner interests in PVR. PVG completed the initial public offering of its common units in December 2006. As of March 13, 2007, we indirectly held the non-economic general partner interest in PVG, as well as 32,087,424 common units representing, in the aggregate, an approximately 82.1% limited partner interest in PVG.

PVR is a NYSE-listed limited partnership, which manages coal properties and related assets and operates a natural gas midstream gathering and processing business. Prior to the PVG IPO, we indirectly held the sole 2% general partner interest, including all of the incentive distribution rights, in PVR and common units representing an approximately 37.1% limited partner interest in PVR. In connection with the PVG IPO, we contributed the sole 2% general partner interest, including the incentive distribution rights, in PVR, as well as substantially all of our common units in PVR to PVG. Also in connection with the PVG IPO, PVG purchased 416,444 common units and 4,045,311 Class B units representing limited partner interests in PVR. As of March 13, 2007, we indirectly held 219,389 common units representing a 0.5% limited partner interest in PVR, and PVG indirectly held the sole 2% general partner interest in PVR and directly held 15,541,738 common units and 4,045,311 Class B units representing, in the aggregate, a 41.6% limited partner interest in PVR.

Transactions with PVG

In general, PVG pays quarterly cash distributions of all of its available cash to the holders of its common units. PVG’s available cash is its cash on hand at the end of the quarter after the payment of its expenses and the establishment of cash reserves for future capital expenditures and operational needs. We are entitled to distributions on our limited partner interests in PVG. However, because the PVG IPO did not occur until December 2006, we did not receive any distributions from PVG in 2006. We will begin receiving distributions from PVG in 2007.

Transactions with PVR

Quarterly Cash Distributions by PVR.    The PVR General Partner, which is a wholly owned subsidiary of PVG, is entitled to distributions on its general partner interest in PVR and we and PVG are entitled to distributions on our limited partner interests in PVR. In general, PVR pays quarterly cash distributions in the following manner:

•

first, 98% to the common unitholders, pro rata, and 2% to the PVR General Partner, until PVR distributes for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

•

second, 98% to the common unitholders, pro rata, and 2% to the PVR General Partner, until PVR distributes for each outstanding common unit an amount equal to any arrearages in the payment of the minimum quarterly distribution on the common units for any prior quarters;

•

third, 98% to the Class B unitholders, pro rata, and 2% to the PVR General Partner, until PVR distributes for each outstanding Class B unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “Incentive Distribution Rights” below.

The minimum quarterly distribution is $0.25. If PVR’s unitholders do not approve the proposal to change the terms of the Class B units within 12 months following the issuance of the Class B units, then each Class B unit will be entitled to receive 115% of the quarterly amount distributed by PVR in respect of each common unit of PVR on a subordinated basis to the payment of the minimum quarterly distribution on the PVR common units.

Incentive Distribution Rights.    The PVR General Partner is also entitled to distributions payable with respect to incentive distribution rights. Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved.

If for any quarter:

•	PVR has distributed available cash from operating surplus to the common and Class B unitholders in an amount equal to the minimum quarterly distribution; and

•	PVR has distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, PVR will distribute any additional available cash from operating surplus for that quarter among the unitholders and the PVR General Partner in the following manner:

•	First, 98% to all unitholders, pro rata, and 2% to the PVR General Partner, until each unitholder has received a total of $0.275 per unit for that quarter;

•	Second, 85% to all unitholders, and 15% to the PVR General Partner, until each unitholder has received a total of $0.325 per unit for that quarter;

•	Third, 75% to all unitholders, and 25% to the PVR General Partner, until each unitholder has received a total of $0.375 per unit for that quarter; and

•	Thereafter, 50% to all unitholders and 50% to the PVR General Partner.

In 2006, we received total distributions, including incentive distributions, of $28.3 million from PVR. PVG did not receive any distributions from PVR in 2006, but it will receive distributions, including incentive distributions, in 2007.

Shared Management and Administrative Services.    In 2006, we provided administrative services to the PVR General Partner and shared management and administrative personnel with the PVR General Partner. These personnel operated our business and PVR’s business. As a result, certain of our Named Executive Officers as well as other Company personnel allocated the time they spend on our behalf and on behalf of PVR. Based on those allocations, PVR reimbursed the PVR General Partner for a proportionate share of compensation and benefit expenses of employees and officers as well as other administrative and overhead expenses incurred by the PVR General Partner in connection with services rendered to PVR. In 2006, aggregate reimbursements by PVR to the PVR General Partner totaled approximately $4.5 million. In 2007, we will also provide similar services and share personnel with PVG. PVG will reimburse the PVG General Partner for a proportionate share of compensation and benefit expenses of employees and officers as well as other administrative and overhead expenses incurred by the PVG General Partner in connection with services rendered to PVG.

Omnibus Agreement.    We, the PVR General Partner, PVR and Penn Virginia Operating Co., LLC, a wholly owned subsidiary of PVR, are parties to an Omnibus Agreement that governs potential competition among us. Upon completion of the PVG IPO, PVG became subject to the Omnibus Agreement as an affiliate of ours. For purposes of the Omnibus Agreement, any restrictions that apply to us also apply to PVG.

Under the Omnibus Agreement, we and our affiliates are not permitted to engage in the businesses of: (i) owning, mining, processing, marketing or transporting coal, (ii) owning, acquiring or leasing coal reserves or (iii) growing, harvesting or selling timber, unless we or they first offer PVR the opportunity to acquire these businesses or assets and the board of directors of the PVR General Partner, with the concurrence of its Conflicts Committee, elects to cause PVR not to pursue such opportunity or acquisition. In addition, we and our affiliates will be able to purchase any business which includes the purchase of coal reserves, timber or infrastructure relating to the production or transportation of coal if the majority value of such business is not derived from owning, mining, processing, marketing or transporting coal or growing, harvesting or selling timber. If we or our affiliates make any such acquisition, we or they must offer PVR the opportunity to purchase the coal reserves, timber or related infrastructure following the acquisition and the PVR General Partner’s Conflicts Committee will determine whether PVR should pursue the opportunity. The restriction will terminate upon a change in control of us or the PVR General Partner.

Transactions with PNC Bank

PNC Bank, National Association is a lender under our Amended and Restated Credit Agreement dated December 4, 2003, as amended, and a lender and the agent under PVR’s Amended and Restated Credit Agreement dated as March 3, 2005, as amended. Our Amended and Restated Credit Agreement is referred to in this Proxy Statement as “our Revolver,” and PVR’s Amended and Restated Credit Agreement is referred to in this Proxy Statement as the “PVR Revolver.” From January 1, 2006 through September 30, 2006, PNC, together with its affiliates, beneficially owned more than 5% of our outstanding shares of common stock. PNC and its affiliates ceased to own more than 5% of our outstanding shares of common stock after September 30, 2006.

Our Revolver provides for aggregate commitments of $300.0 million, of which PNC’s commitment is $24.8 million. The largest aggregate principal amount outstanding during 2006 was $221.0 million, of which approximately $18.3 was owed to PNC. As of December 31, 2006, the aggregate principal amount outstanding under our Revolver was $221.0 million, of which approximately $18.3 million was owed to PNC. In 2006, we paid PNC less than $0.1 million in interest and fees in connection with our Revolver.

The PVR Revolver provides for aggregate commitments of $300.0 million, of which PNC’s commitment is $33.0 million. The largest aggregate principal amount outstanding during 2006 was $257.8 million, of which approximately $28.4 was owed to PNC. As of December 31, 2006, the aggregate principal amount outstanding under the PVR Revolver was $143.2 million, of which approximately $15.8 million was owed to PNC. In 2006, PVR paid PNC approximately $1.5 million in interest and $0.1 million in fees in connection with the PVR Revolver.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

The Audit Committee has not yet considered whether to retain KPMG LLP, or “KPMG,” as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2007. A representative of KPMG is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

Audit Fees

In connection with the audits of our financial statements and internal control over financial reporting, or “ICFR,” for 2006, we entered into an agreement with KPMG which sets forth the terms by which KPMG will perform audit services for us. That agreement is subject to alternative dispute resolution procedures, an exclusion of the right to collect punitive damages and various other provisions. The following table shows fees for professional audit services rendered by KPMG for the audits of our and PVR’s annual financial statements for 2006 and 2005, the audit of PVG’s annual financial statements for 2006, the audits of our and PVR’s ICFR and fees billed for other services rendered by KPMG.

	2006	2005
Penn Virginia Corporation
Audit Fees (1)	$724,800	$616,600
Audit-Related Fees (2)	5,000	5,000
Tax Fees	—	—
All Other Fees (3)	1,500	—
Penn Virginia GP Holdings, L.P.
Audit Fees (4)	510,100	—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Penn Virginia Resource Partners, L.P.
Audit Fees (5)	696,100	668,300
Audit-Related Fees (6)	5,000	5,000
Tax Fees (7)	5,300	—
All Other Fees	—	—

Total Fees	$1,947,800	$1,294,900

(1)	Audit fees for us consist of fees for the audit of our financial statements, including the audit of our ICFR, consents for registration statements and comfort letters. Also included in audit fees are reimbursements of travel-related expenses.
(2)	Audit-related fees for us consist of fees pertaining to debt compliance letters issued by KPMG for our Revolver.
(3)	Other fees for us consist of a subscription to an online accounting research service.
(4)	Audit fees for PVG consist of fees for the audit of the PVG General Partner’s 2006 financial statements and the audits performed in connection with the PVG IPO and related consents and comfort letters. Also included in audit fees are reimbursements of travel-related expenses.
(5)	Audit fees for PVR consist of fees for the audit of the PVR General Partner’s financial statements, including the audit of PVR’s ICFR, consents for registration statements and comfort letters. Also included in audit fees are reimbursements of travel-related expenses.
(6)	Audit-related fees for PVR consist of fees pertaining to debt compliance letters issued by KPMG for PVR’s senior notes.
(7)	Tax fees for PVR consist of fees for reviews of tax returns for various equity investments of PVR.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accountants are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

Audit Committee Report

Under the rules established by the SEC, the Company is required to provide certain information about the Company’s independent registered public accountants and the Company’s financial statements for its most recently ended fiscal year. The Audit Committee of the Board is furnishing the following report in fulfillment of the SEC’s requirements.

As discussed above under the heading “Corporate Governance—Committees of the Board—Audit Committee,” the responsibilities of the Audit Committee include recommending that the Company’s financial statements be included in its Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for fiscal year 2006. First, the Audit Committee discussed with KPMG, the Company’s independent registered public accountants for fiscal year 2006, those matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including information regarding the scope and results of the audit. These discussions were intended to assist the Audit Committee in overseeing the Company’s financial reporting and disclosure process. Second, the Audit Committee discussed with KPMG its independence and received from KPMG a letter concerning independence as required under applicable independence standards for auditors of public companies by Independence Standards Board Standard No. 1. This discussion and disclosure assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed with the Company’s management and KPMG the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006. Through its discussions with KPMG and management, including discussions with KPMG regarding the scope and results of the audit and KPMG’s independence, discussions with KPMG and management regarding the financial statements and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s 2006 Annual Report on Form 10-K to be filed with the SEC.

Audit Committee

Gary K. Wright (Chairman)

Edward B. Cloues, II

Steven W. Krablin

Marsha R. Perelman

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OUR

SECOND AMENDED AND RESTATED 1999 EMPLOYEE STOCK INCENTIVE PLAN

On March 16, 2007, our Compensation and Benefits Committee approved the amendment and restatement of our Second Amended and Restated 1999 Employee Stock Incentive Plan, or the “Plan,” effective as of February 27, 2007 and subject to shareholder approval. The Plan was amended to increase the number of shares of our Company’s common stock issuable thereunder from 1,600,000 to 2,600,000 and to extend the termination date of the Plan from December 2, 2008 to December 31, 2013. We believe that increasing the total number of shares our common stock available for awards under the Plan and extending the termination date of the Plan are necessary to ensure that a sufficient and reasonable number of shares will be available over a reasonable period of time to fund our compensation programs. If the amendment and restatement of our Plan is not approved, we will not have any shares in the Plan to provide employees with annual long-term compensation awards consistent with prior practices. The following is a summary description of the Plan, as amended and restated. A copy of the Plan, as amended and restated, is attached to this Proxy Statement as Appendix A.

The Board of Directors Recommends Shareholders

Vote FOR the Amendment and Restatement of the Plan

SUMMARY OF THE PLAN

Purpose

The purpose of the Plan is to foster and promote our long-term success and increase shareholder value by providing long-term incentives and rewards to employees who contribute to our growth and success, attracting and retaining individuals of outstanding ability and enabling employees to participate in our long-term growth and financial success.

Term

The Plan was effective on May 4, 1999 and is currently scheduled to terminate on December 2, 2008. No awards may be granted after the termination date; however, awards outstanding on that date may be exercised and/or paid in accordance with their terms. If the amendment and restatement is approved, the termination date of the Plan will be extended to December 31, 2013.

Administration

The Plan is administered by our Committee. Each member of our Committee is required to be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Type of Awards

Awards under the Plan may be in the form of stock options or restricted stock.

Participation and Awards

All of our employees are eligible to receive stock options under the Plan. Eligibility to receive restricted stock under the Plan is limited to key employees selected from time to time by our Committee or the Board. The granting of awards under the Plan is at the discretion of our Committee; therefore, it is not possible to indicate which employees may receive awards under the Plan in the future or the amount of the awards. Approximately

125 employees are currently eligible for selection by our Committee to receive stock options and approximately six are eligible to receive restricted stock; however, additional participants may be added as is necessary or appropriate based upon our size and structure.

Shares Available for Awards

The maximum number of shares of our common stock which may be issued for all purposes under the Plan is currently 1,600,000. Shares with respect to the unexercised or undistributed portion of any terminated, expired or forfeited award, and shares tendered in payment of the exercise price of any stock option or in payment of tax withheld on any award, may be reissued under the Plan. As of March 13, 2007, non-forfeited options to purchase 1,558,378 shares of our common stock and 41,622 shares of restricted stock had been granted under the Plan, leaving no stock options or restricted stock available for issuance under the Plan. On February 27, 2007, we granted options to purchase 21,280 shares subject to shareholder approval of the amendment and restatement of the Plan. These options are described in the New Plans Benefit table on page 40.

Stock Options

The Plan provides that the exercise price of a stock option will be not less than the NYSE closing price of our common stock on the date the stock option is awarded. Stock options will be exercisable as determined by our Committee and evidenced in an award agreement; however, no stock option is exercisable before one year, unless otherwise determined by our Committee, or after ten years after the date of grant unless (i) the option holder’s employment terminates for any reason other than cause, death, disability or retirement (as provided in (iv) below), in which event all unvested options are forfeited and all vested options immediately become exercisable and remain exercisable until the earlier of (A) 90 days after the date of such termination or (B) ten years after the grant date, (ii) we terminate the option holder’s employment for cause, in which event such options are forfeited, (iii) the option holder dies or becomes disabled, in which event such options immediately become exercisable and remain exercisable until the earlier of (A) one year after the date of death or disability or (B) ten years after the grant date, (iv) the option holder retires after ten years of employment with us or our affiliate and reaching age 62, in which event such options immediately become exercisable and remain exercisable until ten years after the grant date (or, if the option holder dies during this period, as provided in (ii) above), or (v) there occurs a change in control of us, in which event such options become immediately exercisable and remain exercisable for three years or until the end of their term, whichever is less.

The exercise price for a stock option must be paid in full at the time of exercise. Payment must be made in cash or, subject to the approval of our Committee, in shares of our common stock valued at their fair market value, or a combination thereof. Any taxes required to be withheld must also be paid at the time of exercise. An optionee may enter into an agreement with a brokerage firm whereby the optionee will simultaneously exercise the stock option and sell the shares acquired thereby and the brokerage firm executing the sale will remit to us from the proceeds of sale the exercise price of the shares as to which the stock option has been exercised as well as the required amount of withholding.

Restricted Stock

Restricted stock awards consist of shares of our common stock that are issued in the name of the holder, but that may not be sold or otherwise transferred by the holder until the termination of the restriction period relating to such shares. The restriction periods for restricted stock will terminate as determined by our Committee and evidenced in an award agreement; however, restriction periods will not terminate before one year or after five years after the date of grant unless (i) the restricted stockholder’s employment terminates for any reason other than death, disability or retirement (as provided in (ii) below) in which event any unvested shares of such restricted stock are forfeited, or (ii) the restricted stockholder dies, becomes disabled, retires after ten years of employment with us or our affiliate and reaching age 62 or there occurs a change in control of us, in which events all restrictions terminate.

Other Provisions

Deferral Election.    Any Plan participant may, with the concurrence of our Committee, elect to defer receipt of unrestricted shares of our common stock that such participant would otherwise receive under the Plan so long as such election is made at least 12 months prior to the date such shares would otherwise be received.

Certain Adjustments.    The Plan provides for adjustments upon certain changes in our capitalization, including by reason of stock dividend, stock split, recapitalization or combination.

Transferability.    No stock option awarded under the Plan is transferable by a Plan participant other than by will or the laws of descent and distribution or to the spouse, children or grandchildren of an optionee or a trust for the exclusive benefit of any such family member. No restricted stock is transferable prior to the termination of the restriction period other than by will or the laws of decent and distribution.

Amendment and Termination.    The Board or our Committee may at any time amend, suspend or terminate the Plan provided that no amendment shall (i) without shareholder approval, effectuate a change for which shareholder approval is or may be required by any national securities exchange on which our common stock may be listed, (ii) disqualify any member of our Committee from being a “non-employee director’ as defined in Rule 16b-3 under the Exchange Act or (iii) adversely effect any then outstanding stock option or restricted stock award.

Federal Income Tax Consequences

The rules governing the tax treatment of stock options and restricted stock are complex. Therefore, the description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretation, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Stock Options.    With respect to stock options, the holder will recognize no taxable income at the time of grant. Upon exercise of a stock option, the holder will recognize ordinary income equal to the difference between the exercise price and the fair market value of our common stock on the date of exercise. The holder will recognize as a capital gain or loss any profit or loss realized on the sale or exchange of any share disposed of or sold. We will be entitled to deduct an amount equal to the difference between the exercise price and the fair market value of our common stock on the date of exercise.

Restricted Stock.    A holder of restricted stock is not required to include the value of such shares in income until the first time such holder’s rights in the shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless such holder timely files an election under Section 83(b) of the Internal Revenue Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the fair market value of our common stock at the time the income is recognized. Subject to Section 162(m) of the Internal Revenue Code as described above in “Executive Compensation—Compensation Discussion and Analysis—Tax Implications,” we will generally be entitled to a deduction, in the amount of the ordinary income recognized by the holder, for our taxable year in which the participant recognizes such income.

Vote Required

Approval of the amendment and restatement of the Plan will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting; provided that the total votes cast on the proposal represent more than 50% of total outstanding shares of our common stock. Abstentions will be treated as votes cast, while broker non-votes will not be treated as votes cast, for determining whether the total votes cast on the proposal represent more than 50% of the total outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of a negative vote on the proposal unless holders of more than 50% of the total outstanding shares of our common stock cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

New Plan Benefits Table

The following table sets forth the number of stock options granted under the Plan subject to shareholder approval of the amendment and restatement of the Plan.

New Plan Benefits

Name and Position	Number of Options Granted Subject to Shareholder Approval
A. James Dearlove, President and Chief Executive Officer	843
Frank A. Pici, Executive Vice President and Chief Financial Officer	697
H. Baird Whitehead, Executive Vice President	567
Keith D. Horton, Co-President and Chief Operating Officer—Coal of the PVR General Partner	0
Nancy M. Snyder, Executive Vice President, General Counsel and Corporate Secretary	1,033
All executive officers as a group	3,140
All non-executive directors as a group	0
All non-executive officers as a group	18,140

MISCELLANEOUS

Shareholder Proposals

Any shareholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2008 Annual Meeting of Shareholders must deliver such proposal in writing to our Corporate Secretary at our principal executive offices in Radnor, Pennsylvania, not later than December 10, 2007.

Our Bylaws require that to have a proposal voted upon at the 2008 Annual Meeting of Shareholders, including a proposal relating to nominations for and elections of directors for consideration by the Nominating and Governance Committee, the proposing shareholder must have delivered in writing to the Company (a) notice of such proposal by not later than February 7, 2008 or earlier than November 9, 2007, (b) if the proposal relates to a change to our Articles of Incorporation or Bylaws, the text of any such change and an opinion of counsel to the effect that neither the Articles of Incorporation nor Bylaws resulting from such proposal would be in conflict with Virginia law, (c) evidence of such shareholder’s status as such and of the number of shares beneficially owned by such shareholder and (d) a list of the names and addresses of any other beneficial owners with whom such shareholder is acting in concert and the number of shares owned by them. In addition, a written proposal of nomination for a director must set forth (a) the name and address of the shareholder who intends to make the nomination, (b) with respect to each proposed nominee, all information that would be required to be provided in a proxy statement prepared in accordance with SEC Regulation 14A and (c) a notarized affidavit executed by each proposed nominee to the effect that, if elected as a member of the Board, such proposed nominee will serve and is eligible for such election. Only candidates nominated by shareholders for election as a member of the Board in accordance with the Bylaw provisions summarized herein will be eligible to be considered by the Nominating and Governance Committee for nomination for election as a member of the Board at such meeting of shareholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at such meeting of shareholders. Any shareholder desiring a copy of our Bylaws will be furnished one without charge upon written request to our Corporate Secretary.

Other Matters

We know of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.

Annual Report and Form 10-K

We are sending a copy of our 2006 Annual Report to shareholders along with the proxy materials, but such Annual Report is not part of the proxy materials. The Annual Report contains a copy of our Annual Report on Form 10-K (without exhibits) as filed with the SEC.

By Order of the Board of Directors

Nancy M. Snyder
Corporate Secretary

April 9, 2007

Appendix A

PENN VIRGINIA CORPORATION

THIRD AMENDED AND RESTATED 1999 EMPLOYEE STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to foster and promote the long-term success of the Company and increase shareholder value by: (a) motivating superior performance by providing to the Company’s employees long-term incentives and rewards for making major contributions to the Company’s success; (b) strengthening the Company’s ability to retain key employees and to attract and retain outside talent by providing incentive compensation opportunities competitive with other companies similar to the Company; and (c) enabling employees to participate in the long-term growth and financial success of the Company.

2.	Definitions

(a) “Beneficiary” means the beneficiary chosen by the Optionee who is eligible to receive benefits under Section 8(b).

(b) “Board” means the board of directors of the Parent Company.

(c) “Cashless Exercise” means the manner of exercise of an Option described in Section 8(h).

(d) “Cause” means (i) with respect to an Optionee or Participant who has an employment or change of control severance agreement with the Company, “cause” as defined in such agreement or (ii) with respect to an Optionee or Participant who does not have an employment or change of control agreement with the Company, conduct on the part of an Optionee or Participant that involves (A) willful failure to perform the Participant’s or Optionee’s duties or (B) engaging in serious misconduct injurious to the Company.

(e) “Change of Control” means the occurrence of any of the events described in Section 14.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the committee described in Section 5.

(h) “Company” means Penn Virginia Corporation and each of its Subsidiary Companies and any successor corporation.

(i) “Date of Grant” means the date on which an Option or a Restricted Stock Award is granted.

(j) “Deferred Shares Account” means the account described in Section 8(d).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Option” means any stock option granted under the Plan and described in Section 3(a).

(m) “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired, terminated or been forfeited.

(n) “Parent Company” means Penn Virginia Corporation.

(o) “Participant” means a person to whom a Restricted Stock Award has been granted under the Plan the Restriction Period of which has not expired.

(p) “Plan” means the Penn Virginia Corporation Third Amended and Restated 1999 Employee Stock Incentive Plan.

(q) “Restricted Stock Award” means any award of Shares granted under the Plan and described in Section 3(b).

(r) “Restricted Stock” means Shares granted pursuant to a Restricted Stock Award.

(s) “Restriction Period” means the period of time commencing with the Date of Grant during which restrictions shall apply to the Shares subject to a Restricted Stock Award.

(t) “Retirement” means the voluntary termination by an Optionee or a Participant of his employment with the Company after such Optionee or Participant has (i) reached the age of 62 and (ii) provided at least ten consecutive Years of Service.

(u) “Shares” means shares of common stock of the Parent Company.

(v) “Subsidiary Companies” means all corporations that at any relevant time are subsidiary corporations of the Parent Company within the meaning of section 424(f) of the Code.

(w) “Value” on any date means the closing stock price for a Share on the principal national securities exchange on which the Shares are listed on such date (or if such securities exchange shall not be open for the trading of securities on such date, the last previous day on which such exchange was so open) or, if there is no closing price on such date, the closing stock price on the date nearest preceding such date.

(x) “Vesting Period” means the period of time commencing with the Date of Grant during which the Option is not yet exercisable.

(y) “Year of Service” means any calendar year in which an employee of the Company is paid or entitled to be paid for 1,000 hours of service.

3.	Rights To Be Granted

The following rights may be granted under the Plan:

(a) Options, which give the Optionee the right for a specified time period, to purchase a specified number of Shares for a price equal to the Value of such Shares on the Date of Grant subject to forfeiture under certain circumstances upon termination of employment during a Vesting Period applicable to the Options; and

(b) Restricted Stock Awards, which give the Participant, without payment, a specified number of Shares subject to forfeiture under certain circumstances upon termination of employment during a Restriction Period applicable to the Shares.

4.	Stock Subject to Plan

Subject to Section 13, not more than 2,600,000 Shares in the aggregate may be issued pursuant to the Plan. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Participant, Optionee or any other person in accordance with Section 8(b). Shares covered by Options or Restricted Stock Awards that either wholly or in part expire or are forfeited or terminated shall be available for future issuance under the Plan. Further, any Shares tendered to or withheld by the Company in connection with the exercise of Options, or the payment of tax withholding on any Option or Restricted Stock Award, shall also be available for future issuance under the Plan.

5.	Administration of Plan

(a) The Plan shall be administered by the Committee, which shall be composed of three directors of the Parent Company appointed by the Board who are “non-employee directors” as defined under rules promulgated under Section 16(b) of the Exchange Act.

(b) The Committee may delegate, to a person designated from time to time by the Committee as the Plan Administrator, the right to approve or exercise any discretion given to the Committee pursuant to Sections 8(c), 8(g) and 9(e).

6.	Grant of Rights

Subject to Section 7, the Committee or the Board may grant Options and Restricted Stock Awards to eligible employees of the Company as described in Section 7.

7.	Eligibility

(a) Options may be granted to any employee of the Company.

(b) Restricted Stock Awards may be granted only to key employees of the Company, who are designated as such by the Committee or the Board.

8.	Option Agreements and Terms

All Options shall be granted prior to December 3, 2008 and be evidenced by option agreements executed on behalf of the Parent Company and by the respective Optionees. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Option Price.    The option price per Share of any Option granted to an Optionee shall be equal to the Value of the Share on the Date of Grant.

(b) Restrictions on Transferability.    An Option shall not be transferable prior to the termination of the Vesting Period with respect thereto unless otherwise determined by the Committee and specified in the option agreement. Thereafter, unless otherwise determined by the Committee and specified in the option agreement, an Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution or (ii) to the spouse, children or grandchildren of the Optionee or a trust for the exclusive benefit of any such family member, provided, however, that no such family member shall be permitted to make any subsequent transfer of any such Options except back to the original Optionee and all Options transferred to any such family member shall remain subject to all terms and conditions set forth herein. During the lifetime of the Optionee, an Option shall be exercisable only by him or by any transferee to whom an Option was transferred in accordance with subsection (b)(ii). Upon the death of an Optionee or the transfer in accordance with subsection (b)(ii), the person to whom the rights shall have been transferred or passed by will or by the laws of descent and distribution may exercise any Options only in accordance with the provisions of Section 8(f); provided, that, notwithstanding the foregoing, an Optionee may designate in writing on a form provided by the Company a Beneficiary who may exercise any Options in accordance with Section 8(f).

(c) Payment.    Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the person exercising the Option and subject to the approval of the Committee at the time of exercise, by surrendering, or by the Parent Company’s withholding from Shares purchased, Shares with an aggregate Value, on the date immediately preceding such exercise date, equal to all or any portion of the option price not paid in cash. With the consent of the Committee, payment for Shares purchased upon the exercise of an Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised as determined by the Committee). In such case, the Shares to which the Option relates shall be subject to the same forfeiture restrictions existing on the Restricted Stock exchanged thereof. Payment for Shares purchased upon the exercise of an Option may also be made pursuant to a Cashless Exercise.

(d) Issuance of Certificates; Payment of Cash.    Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon receipt of payment of the option price and any withholding taxes payable pursuant to subsection (g), the Parent Company shall deliver to the exercising Optionee a certificate for the number of whole Shares and a check for the Value on the date of exercise of the fractional Share to which the person exercising the Option is entitled or, if such Optionee has made a deferral election pursuant to Section 12, Shares subject to such election shall be delivered to the Deferred Shares Account, which shall be maintained for such purpose by the Parent Company or an administrator appointed by the Parent Company. The Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

(e) Periods of Exercise of Options.    An Option shall be exercisable in whole or in part at such time as may be determined by the Committee and stated in the option agreement; provided that no Option shall be exercisable before one year from the Date of Grant except as otherwise determined by the Committee or as provided in clauses (iii) and (iv) below and Section 14 and that no Option shall be exercisable after ten years from the Date of Grant:

(i) In the event an Optionee ceases to be an employee of the Company for any reason other than death, disability (as determined by the Committee), Retirement or termination for Cause (A) any Option held by such Optionee the Vesting Period with respect to which has not terminated shall expire and (B) any Option held by such Optionee the Vesting Period with respect to which has terminated shall be exercisable until the earlier of that date which is (A) 90 days after the date on which the Optionee’s employment ceased or (B) the ten year anniversary of the Date of Grant. An Option exercisable after the date of such cessation shall be exercisable only to the extent exercisable as of the date of such cessation.

(ii) In the event an Optionee’s employment with the Company terminates for Cause, any unexercised Options held by such Optionee shall terminate on the earlier of the date of employment termination or notice of such termination.

(iii) In the event an Optionee ceases to be an employee of the Company by reason of his death or disability, any Option granted to such Optionee shall immediately become exercisable and shall remain exercisable until the earlier of that date which is (A) one year after the date of death or disability or (B) the ten year anniversary of the Date of Grant.

(iv) In the event an Optionee ceases to be an employee of the Company by reason of his Retirement, any Option granted to such Optionee shall immediately become exercisable and shall remain exercisable until the ten year anniversary of the Date of Grant.

(f) Date and Notice of Exercise.    Except with respect to Cashless Exercises, the date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Parent Company at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed, first class postage prepaid; provided that the Parent Company shall not be obliged to deliver any certificates for Shares pursuant to the exercise of an Option until the Company shall have received payment in full of the option price for such Shares and any withholding taxes payable pursuant to subsection (g). Each such notice of exercise shall be irrevocable when given. Each notice of exercise must include a statement of preference as to the manner in which payment to the Parent Company shall be made (Shares or cash, a combination of Shares and cash or by Cashless Exercise).

(g) Payment of Withholding Taxes.    Full payment for the amount of any taxes required by law to be withheld upon the exercise of an Option shall be made, on or before the date such taxes must be withheld, in cash or, at the election of the person recognizing income upon exercise of the Option and subject to the approval of the Committee, by surrendering, or by the Parent Company’s withholding from Shares purchased, Shares with an aggregate Value on the date immediately preceding the date the withholding taxes due are determined (the “Tax Date”) equal to all or any portion of the withholding taxes not paid in cash. Payment for such taxes may also be made pursuant to a Cashless Exercise.

(h) Cashless Exercise.    In addition to the methods of payment described in Sections 8(c) and 8(g), an Optionee may exercise and pay for Shares purchased upon the exercise of an Option through the use of a brokerage firm to make payment to the Company of the option price and any taxes required by law to be withheld upon exercise of the Option either from the proceeds of a loan to the Optionee from the brokerage firm or from the proceeds of the sale of Shares issued pursuant to the exercise of the Option, and upon receipt of such payment the Company shall deliver the Shares issuable under the Option exercised to such brokerage firm (a “Cashless Exercise”). Notwithstanding anything stated to the contrary herein, the date of exercise of a Cashless Exercise shall be the date on which the broker executes the sale of exercised Shares or, if no sale is made, the date the broker receives the exercise loan notice from the Optionee to pay the Company for the exercised Shares.

9.	Restricted Stock Award Agreements and Terms

All Restricted Stock Awards shall be granted prior to December 3, 2008 and be evidenced by restricted stock award agreements executed on behalf of the Parent Company and by the respective Participants. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Restrictions on Transferability.    During the Restriction Period, neither a Restricted Stock Award nor any interest therein shall be transferable otherwise than by will or the laws of descent and distribution. Upon the death of a Participant, the person to whom the rights shall have passed shall become entitled to the restricted Shares only in accordance with subsection (d).

(b) Issuance of Certificates.    Upon receipt from a Participant of a fully executed restricted stock award agreement and a stock power relating to the Shares issuable thereunder executed in blank by the Participant, the Parent Company shall issue to such Participant the Shares subject to the Restricted Stock Award. The certificates representing such Shares shall be registered in such Participant’s name, with such legend thereon as the Committee shall deem appropriate. The Parent Company shall retain the certificates for such Shares pending the termination of the Restriction Period or forfeiture thereof. Upon termination of the Restriction Period of any such Shares, the Parent Company shall deliver to the Participant the certificates for such Shares. The Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

(c) Restriction Period.    The Restriction Period for Restricted Stock Awards granted to a Participant shall be determined by the Committee and specified in the restricted stock award agreement, provided that no Restriction Period shall terminate less than one year or greater than five years from the Date of Grant except pursuant to subsection (d). Notwithstanding the foregoing, only whole Shares shall be issuable with respect to Restricted Stock Awards. In the event a Participant shall become entitled to a fractional Share, such fractional Share shall not be issuable unless and until the Participant becomes entitled to such number of fractional shares as shall be equal in sum to a whole Share.

(d) Forfeiture of Shares; Vesting on Disability, Death or Retirement.

(i) In the event a Participant ceases to be an employee of the Company for any reason other than his death, disability or Retirement, any Shares subject to such Participant’s Restricted Stock Award the Restriction Period with respect to which has not terminated shall automatically be forfeited by the Participant and revert to and become the property of the Company.

(ii) Except as shall have otherwise been determined by the Committee and specified in the restricted stock award agreement, in the event a Participant ceases to be an employee of the Company by reason of his death, disability or Retirement, the Restriction Period with respect to any Shares subject to such Participant’s Restricted Stock Award which has not terminated shall automatically terminate effective on the date of death, disability or Retirement.

(e) Payment of Withholding Taxes.    Full payment for the amount of any taxes required by law to be withheld in connection with a Restricted Stock Award shall be made, on or before the date such taxes must be withheld, in cash or, at the written election of the Participant and subject to the approval of the Committee, by surrendering, or by the Parent Company’s withholding from Shares subject to such Restricted Stock Award Shares with an aggregate Value on the Tax Date equal to all or any portion of the withholding taxes not paid in cash.

10.	Termination of Employment

For the purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment.

11.	Rights as Shareholders

(a) An Optionee shall have no right as a Shareholder with respect to any Shares covered by his Options until the date of the issuance of a stock certificate to him for such Shares.

(b) Except as shall have been determined by the Committee and specified in the restricted stock award agreement, pending forfeiture of Shares subject to a Restricted Stock Award, the Participant thereunder shall have all of the rights of a holder of such Shares including without limitation the right to receive such dividends as may be declared from time to time and to vote such Shares (in person or by proxy).

12.	Deferral Election

(a) Notwithstanding any provision of the Plan to the contrary, any Participant or Optionee may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the receipt of unrestricted Shares that the Participant or Optionee would otherwise receive pursuant to Section 8 or Section 9, provided that such election is made no later than the date that is twelve (12) months prior to the date such Shares would otherwise be received. Such election shall be made by written notice addressed to the Parent Company at its main office to the attention of its Secretary hand delivered, telecopied or mailed, first class postage prepaid.

(b) Deferrals will only be allowed while the Participant or Optionee is an Employee of the Company. Any election to defer the receipt of Shares shall be irrevocable as long as the Participant or Optionee remains an Employee.

(c) Shares the receipt of which is deferred pursuant to this Section 12 shall be distributed upon the Participant’s or Optionee’s termination of employment.

(d) The Committee may, in its sole discretion, allow for the early payment of the unrestricted Shares deferred pursuant to this Section 12 in the event of an “unforeseeable emergency” of the Participant or Optionee. An “unforeseeable emergency” is defined as an unanticipated emergency caused by an event beyond the control of the Participant or Optionee, that would, in the Company’s judgement, result in severe financial hardship if the distribution were not permitted. Additionally, the Committee may distribute the unrestricted Shares deferred by all Participants or Optionees pursuant to this Section 12 if the Committee determines, in its discretion, that the continued deferral of Shares hereunder is no longer in the best interests of the Company.

13.	Adjustments Upon Changes in Capitalization

In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights, or other similar corporate change, the Board shall make an appropriate adjustment in the aggregate number of Shares that may be subject to Options and Restricted Stock Awards, the number of Shares subject to each then outstanding Option and the option price of each then outstanding Option.

14.	Change of Control

(a) A Change of Control shall be deemed to have occurred upon the occurrence of any of the following events:

(i) any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years (not including any period prior to the effective date of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (v) of this Change of Control definition and excluding any individual whose initial assumption of office occurs as a result of either (A) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or (B) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;

(iv) the shareholders of the Company approve a plan of complete liquidation of the Company; or

(v) the sale or disposition by the Company of all or substantially all of the assets of the Company, it being acknowledged for purposes of clarity that the sale or disposition by the Company of all or substantially all of its interest in Penn Virginia Resource GP, LLC or Penn Virginia Resource Partners, L.P. shall not constitute a sale or disposition of all or substantially all of the assets of the Company.

(b) Upon the occurrence of a Change in Control or such period prior thereto as shall be established by the Committee, (i) Options and Restricted Stock Awards shall automatically vest and (ii) Restricted Stock Awards shall become payable in full and Options shall become 100% exercisable and shall remain exercisable for the lesser of three years or the term thereof. In this regard, all Restriction Periods and Vesting Periods shall terminate.

15.	Plan Not to Affect Employment

Neither the Plan nor any Option or Restricted Stock Award shall confer upon any employee of the Company any right to continue in the employment of the Company.

16.	Interpretation

The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Restricted Stock Awards shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3 (or any similar rule) of the Exchange Act. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

17.	Amendments

The Plan, any Option and the related option agreement and any Restricted Stock Award and the related restricted stock award agreement may be amended by the Board or the Committee, but any amendment that would require approval of the shareholders of the Parent Company shall require the approval of the holders of such portion of the shares of the capital stock of the Parent Company present and entitled to vote on such amendment as is required by applicable law and the terms of the Parent Company’s capital stock to make the amendment effective. Notwithstanding the foregoing, no amendment shall be made which would disqualify any member of the Committee from being a “non-employee director” as defined herein. No outstanding Option shall be adversely affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option. No Restricted Stock Award shall be adversely affected by any such amendment without the written consent of the Participant or other person then entitled to receive the Shares subject to such Restricted Stock Award.

18.	Securities Laws

The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

19.	Effective Date and Term of Plan

The Plan became effective on May 4, 1999 and shall expire on December 31, 2013 unless sooner terminated by the Board.

ANNUAL MEETING OF SHAREHOLDERS OF

PENN VIRGINIA CORPORATION

May 8, 2007

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
- OR -

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

¯	Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.	¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1. Election of Directors:
NOMINEES:
☐	FOR ALL NOMINEES	O Edward B. Cloues, II O A. James Dearlove O Robert Garrett
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Keith D. Horton O Steven W. Krablin
☐	FOR ALL EXCEPT (See instructions below)	O Marsha R. Perelman O Philippe van Marcke de Lummen O Gary K. Wright

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2. Amendment and Restatement of the Penn Virginia Corporation Second Amended and Restated 1999 Employee Stock Incentive Plan:
☐	FOR
☐	AGAINST
☐	ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

PENN VIRGINIA CORPORATION

May 8, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯	Please detach along perforated line and mail in the envelope provided.	¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1. Election of Directors:
NOMINEES:
☐	FOR ALL NOMINEES	O Edward B. Cloues, II O A. James Dearlove
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Robert Garrett O Keith D. Horton O Steven W. Krablin
☐	FOR ALL EXCEPT (See instructions below)	O Marsha R. Perelman O Philippe van Marcke de Lummen O Gary K. Wright

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2. Amendment and Restatement of the Penn Virginia Corporation Second Amended and Restated 1999 Employee Stock Incentive Plan:
☐	FOR
☐	AGAINST
☐	ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

PENN VIRGINIA CORPORATION

Three Radnor Corporate Center

Suite 300, 100 Matsonford Road

Radnor, Pennsylvania 19087

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints A. James Dearlove and Frank A. Pici as Proxies, and each or either of them, with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of Penn Virginia Corporation held of record by the undersigned on March 13, 2007, at the Annual Meeting of Shareholders to be held on May 8, 2007, or at any adjournment thereof.

(To be Completed and Signed on Reverse Side.)